    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 1997
                                                      REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        HAYES WHEELS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                            (STATE OF INCORPORATION)
                                      3714
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                   13-3384636
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

        38481 HURON RIVER DRIVE, ROMULUS, MICHIGAN 48174, (313) 941-2000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                 HAYES WHEELS INTERNATIONAL -- CALIFORNIA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                            (STATE OF INCORPORATION)
                                      3714
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                   33-0042337
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

          14500 FIRESTONE BLVD., LA MIRADA, CALIFORNIA, (714) 994-0150 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                  HAYES WHEELS INTERNATIONAL -- GEORGIA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                            (STATE OF INCORPORATION)
                                      3312
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                   58-2046122
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

         1215 PALMOUR DRIVE, GAINESVILLE, GEORGIA 30501, (770) 535-6783 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                  HAYES WHEELS INTERNATIONAL -- INDIANA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                            (STATE OF INCORPORATION)
                                      3714
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                   62-1240825
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

        1870 RIVERFORK DRIVE, HUNTINGTON, INDIANA 46750, (219) 356-7001 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                   HAYES WHEELS INTERNATIONAL -- MEXICO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                            (STATE OF INCORPORATION)
                                      3714
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                   38-3281831
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

        38481 HURON RIVER DRIVE, ROMULUS, MICHIGAN 48174, (313) 941-2000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                  HAYES WHEELS INTERNATIONAL -- MICHIGAN, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    MICHIGAN
                            (STATE OF INCORPORATION)
                                      3714
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                   38-1799246
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

           2440 HIGHLAND ROAD, HOWELL, MICHIGAN 48843, (517) 546-3441 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            MOTOR WHEEL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      OHIO
                            (STATE OF INCORPORATION)
                                      3714
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                   38-1741793
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

        38481 HURON RIVER DRIVE, ROMULUS, MICHIGAN 48174, (313) 941-2000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                           MWC ACQUISITION SUB, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                            (STATE OF INCORPORATION)
                                      3599
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                   38-3086380
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

        38481 HURON RIVER DRIVE, ROMULUS, MICHIGAN 48174, (313) 941-2000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            DANIEL M. SANDBERG, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        HAYES WHEELS INTERNATIONAL, INC.
        38481 HURON RIVER DRIVE, ROMULUS, MICHIGAN 48174, (313) 941-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:

                             ROBERT B. PINCUS, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
         ONE RODNEY SQUARE, WILMINGTON, DELAWARE 19801, (302) 651-3000
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                   AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED              BE REGISTERED       PER SECURITY(1)     OFFERING PRICE(1)   REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
9 1/8% Series B Senior Subordinated Notes Due
 2007........................................     $250,000,000             100%             $250,000,000          $ 75,757.57
---------------------------------------------------------------------------------------------------------------------------------
9 1/8% Series B Senior Subordinated Notes Due
 2007........................................     $150,000,000             100%             $150,000,000          $ 45,454.54
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of the 9 1/8% Series B
 Subordinated Notes Due 2007(2)..............          --                   --                   --                   --
---------------------------------------------------------------------------------------------------------------------------------
   Total.....................................     $400,000,000             100%             $400,000,000          $121,212.11
=================================================================================================================================

(1) Determined in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2) No separate consideration will be received for the Guarantees, and, therefore, no additional registration fee is required.
                            ------------------------
   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                        HAYES WHEELS INTERNATIONAL, INC.

                                    FORM S-4
                             CROSS-REFERENCE SHEET

             ITEM NUMBER AND CAPTION                               HEADING IN PROSPECTUS
             -----------------------                               ---------------------
 A.  INFORMATION ABOUT THE TRANSACTION
 1.  Forepart of Registration Statement and
       Outside Front Cover Page of Prospectus....  Registration Statement Cover; Outside Front Cover
                                                     Page of Prospectus
 2.  Inside Front and Outside Back Cover Pages of
       Prospectus................................  Inside Front and Outside Back Cover Pages of
                                                     Prospectus; Incorporation of Certain Documents by
                                                     Reference; Available Information
 3.  Risk Factors, Combined Ratio of Earnings to
       Fixed Charges and Other Information.......  Prospectus Summary; Risk Factors
 4.  Terms of the Transaction....................  Prospectus Summary; The Exchange Offer; Description
                                                     of the Notes; Certain Federal Income Tax
                                                     Considerations
 5.  Pro Forma Financial Information.............  Prospectus Summary
 6.  Material Contacts With the Company Being
       Acquired..................................  *
 7.  Additional Information Required For
       Reoffering by Persons and Parties Deemed
       to be Underwriters........................  *
 8.  Interests of Named Experts and Counsel......  Legal Matters; Experts
 9.  Disclosure of Commission Position on
       Indemnification For Securities Act
       Liabilities...............................  *
 B.  INFORMATION ABOUT THE REGISTRANT
10.  Information with Respect to S-3
       Registrants...............................  Incorporation of Certain Documents by Reference;
                                                     Prospectus Summary
11.  Incorporation of Certain Information by
       Reference.................................  Incorporation of Certain Documents by Reference;
                                                     Available Information
12.  Information with Respect to S-2 or S-3
       Registrants...............................  *
13.  Incorporation of Certain Information by
       Reference.................................  *
14.  Information With Respect to Registrants
       Other Than S-3 or S-2 Registrants.........  *
 C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED
15.  Information With Respect to S-3 Companies...  *
16.  Information with Respect to S-2 or S-3
       Companies.................................  *
17.  Information With Respect to Companies Other
       Than S-2 or S-3 Companies.................  *
 D.  VOTING AND MANAGEMENT INFORMATION
18.  Information of Proxies, Consents or
       Authorizations Are to be Solicited........  *
19.  Information if Proxies, Consents or
       Authorizations Are Not to be Solicited, or
       in an Exchange Offer......................  Incorporation of Certain Documents by Reference;
                                                     Available Information

---------------------------
* Omitted as inapplicable.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                  SUBJECT TO COMPLETION, DATED AUGUST 25, 1997
PROSPECTUS
                    [HAYES WHEELS INTERNATIONAL, INC. LOGO]

                           OFFER FOR ALL OUTSTANDING
           9 1/8% SENIOR SUBORDINATED NOTES DUE 2007 IN EXCHANGE FOR
               9 1/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2007
                                       OF

                        HAYES WHEELS INTERNATIONAL, INC.
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.
        NEW YORK CITY TIME, ON                  , 1997, UNLESS EXTENDED

     Hayes Wheels International, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount of up to (i) $250,000,000 outstanding 9 1/8% Series B Senior Subordinated Notes due 2007 (the "New June Notes") of the Company for a like principal amount of the issued and outstanding 9 1/8% Senior Subordinated Notes due 2007 that were issued by the Company in an offering under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), which closed June 30, 1997 (the "Old June Notes"), and
(ii) $150,000,000 outstanding 9 1/8% Series B Senior Subordinated Notes due 2007 (the "New July Notes" and, collectively with the New June Notes, the "New Notes") for a like principal amount of the issued and outstanding 9 1/8% Senior Subordinated Notes due 2007 that were issued by the Company in an offering under Rule 144A of the Securities Act which closed July 22, 1997 (the "Old July Notes" and, collectively with the Old June Notes, the "Old Notes"), from the respective holders thereof (the "Holders"). The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes do not include transfer restrictions, registration rights and Additional Interest (as defined herein) provisions included in the Old Notes. As used in this Prospectus, unless the context requires otherwise, references to the "Notes" refer to the Old Notes and the New Notes, references to the "June Notes" refer to the Old June Notes and the New June Notes, and references to the "July Notes" refer to the Old July Notes and the New July Notes.

     The Old Notes are, and the New Notes will be, general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company. The Old Notes are, and the New Notes will be, unconditionally guaranteed, on an unsecured senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly, and severally, by certain of the Company's material domestic subsidiaries (the "Guarantors"). As of April 30, 1997, after giving effect to the consummation of the Lemmerz Transactions (as defined herein), the Company and the Guarantors would have had approximately $322.7 million of Senior Indebtedness outstanding.

     Interest on the New June Notes will accrue from (A) the later of (i) the last interest payment date on which interest was paid on the Old June Notes surrendered in exchange therefor or, (ii) if the Old June Notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Old June Notes, from June 30, 1997.

     Interest on the New July Notes will accrue from (A) the later of (i) the last interest payment date on which interest was paid on the Old July Notes surrendered in exchange therefor or, (ii) if the Old July Notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Old July Notes, from July 22, 1997.
                                                           (continued on page 2)

      SEE "RISK FACTORS" ON PAGE 15 OF THIS PROSPECTUS FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

              The date of this Prospectus is               , 1997.

(Continued from front cover page)

     The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of June 30, 1997, by and among the Company, the Guarantors and CIBC Woody Gundy Securities Corp. ("CIBC"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc., Morgan Stanley & Co. Inc. and Salomon Brothers Inc (collectively, the "Initial Purchasers of the Old June Notes"), and the Registration Rights Agreement dated as of July 22, 1997, by and among the Company, the Guarantors, CIBC and Merrill Lynch (the "Initial Purchasers of the Old July Notes" and, together with the Initial Purchasers of the Old June Notes, the "Initial Purchasers"). Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act ), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes. The Company, however, does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution of New Notes. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from the Exchange Offer. The Company will pay all of the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. If the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return Old Notes to the Holders thereof. See "The Exchange Offer."

     The Old Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Prior to the Exchange Offer, there has been no public market for the Old Notes or New Notes. Although the Initial Purchasers have informed the Company that they intend to make a market in the New Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. If a market for the New Notes should develop, the New Notes could trade at a discount from their principal value. The Company does not currently intend to list the New Notes on any securities exchange or to seek approval for quotations through any automated quotation systems. There can be no assurance that a market for the New Notes will develop.

     Until           (90 days after the date of this Prospectus), dealers
affecting transactions in the New Notes, whether or not participating in the Exchange Offer, may be required to deliver a Prospectus. This obligation is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates by reference herein the following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     I. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997;

     II. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1997;

     III. The Company's Current Reports on Form 8-K dated June 6, 1997, June 20, 1997, June 30, 1997 and July 16, 1997;

     IV.  The Company's Proxy Statement for the 1997 Annual Meeting of
          Stockholders, dated September   , 1997; and

     V. The Company's Registration Statement on Form S-3, File No. 333-31669, as amended.

     All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Each Guarantor is a wholly owned, direct or indirect, subsidiary of the Company. The Guarantors have fully and unconditionally guaranteed the Notes on a joint and several basis. No separate financial statements of the Guarantors have been included or incorporated by reference herein because management of the Company and each Guarantor has determined that such information is not material to investors.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST, WHICH SHOULD BE DIRECTED TO HAYES WHEELS INTERNATIONAL, INC., 38481 HURON RIVER DRIVE, ROMULUS, MICHIGAN 48174, ATTENTION: DIRECTOR OF INVESTOR RELATIONS, TELEPHONE
(313) 942-8716. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LESS THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

                            ------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and are available at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information. While any Notes remain outstanding, the Company will make available, upon request, to any holder and any prospective purchaser of the Notes the information required by Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Any such requests should be mailed to Hayes Wheels International, Inc., 38481 Huron River Drive, Romulus, Michigan 48174,
Attention: Director of Investor Relations, telephone (313) 942-8716.

     The Company and the Guarantors have filed with the Commission a registration statement on Form S-4 (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act for registration of the New Notes offered hereby. This Prospectus does not contain all the information set forth in the

Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. For information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus, or in any document incorporated in this Prospectus by reference, as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                            ------------------------

     THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH MATTERS WILL BE REALIZED. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE LEMMERZ ACQUISITION (AS DEFINED HEREIN) CANNOT BE FULLY REALIZED; (2) COMPETITIVE PRESSURE IN THE COMPANY'S INDUSTRY INCREASES SIGNIFICANTLY; (3) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF THE COMPANY ARE GREATER THAN EXPECTED; AND (4) GENERAL ECONOMIC CONDITIONS ARE LESS FAVORABLE THAN EXPECTED. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF THE COMPANY AND SUCH FORWARD LOOKING STATEMENTS IS INCLUDED IN THE SECTION HEREIN ENTITLED "RISK FACTORS" AND IN THE ANNUAL REPORT ON FORM 10-K, THE QUARTERLY REPORT ON FORM 10-Q AND THE CURRENT REPORTS ON FORM 8-K, OF THE COMPANY, INCORPORATED HEREIN BY REFERENCE.

                            ------------------------

     Unless otherwise indicated, financial information in this Prospectus with respect to Lemmerz (as defined herein) is expressed in dollars or in Deutsche Mark ("marks" or "DM"). Amounts stated in dollars, unless otherwise indicated, have been translated from marks in accordance with GAAP (as defined herein) and should not be construed as representations that the mark amounts actually represent such dollar amounts or could have been converted into dollars at the rate indicated. Assets and liabilities denominated in marks are translated at the rate of exchange in effect on the balance sheet date and income and expenses are translated at the average rates of exchange prevailing during the year.

                               PROSPECTUS SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus or in the documents incorporated herein by reference. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Prospectus or in the documents incorporated herein by reference. All references to fiscal years of the Company in this Prospectus or in the documents incorporated herein by reference refer to years commencing on February 1 of such year and ending January 31 of the following year. Unless the context otherwise requires, the term the "Company" refers to Hayes Wheels International, Inc. and its subsidiaries on a combined basis after giving effect to the Lemmerz Acquisition (as defined herein), the term "Lemmerz" refers to Lemmerz Holding GmbH and its subsidiaries, which was acquired by the Company on June 30, 1997, and the term "Hayes" refers to Hayes Wheels International, Inc. and its subsidiaries before the Lemmerz Acquisition. The term "Motor Wheel" refers to Motor Wheel Corporation, a wholly owned subsidiary of the Company, and the term "Motor Wheel Transactions" refers to the series of related transactions which were consummated on July 2, 1996, pursuant to which Motor Wheel became a subsidiary of Hayes.

                                  THE COMPANY

     The Company is the world's largest manufacturer of automotive wheels, supplying approximately 30% and 23% of the automotive wheels in North America and Europe, respectively, and also is the largest global supplier of wheels to original equipment manufacturers ("OEMs") of passenger cars, light trucks and commercial highway vehicles. The Company's principal customers for wheel and brake products consist of every major OEM in North America, Europe and Japan, including General Motors, Ford, Chrysler (the three of which comprised approximately 57% of the Company's pro forma combined 1996 net sales), BMW, Renault, Fiat, Volkswagen, Porsche, Mercedes-Benz, Audi, Volvo, Citroen, Toyota, Mazda, Nissan, Honda, Mitsubishi, Suzuki and Isuzu. The Company also has over 300 commercial highway vehicle customers in North America and Europe, including Trailmobile, Dana/Mack, Mercedes-Benz, Iveco, Strick, Great Dane Trailers, Freightliner, PACCAR, Volvo/GM, Renault and Western Star. The Company also produces a variety of non-wheel cast aluminum products for the automotive, heating equipment and construction industries. Sales of automotive wheel and brake products comprised approximately 76% of the Company's pro forma combined net sales in fiscal 1996 (69% wheels and 7% brake components), with the remaining 24% comprised of commercial highway wheel and brake products (18%) and non-wheel aluminum castings (6%).

     The Company is the #1 or #2 independent manufacturer of its primary products in the following markets in which it competes. The following table sets forth the Company's estimated pro forma combined market position in North America and Europe in 1996:

                                                                 MARKET
                                                                POSITION
                                                                --------
NORTH AMERICA
Automotive Steel Wheels - Including Production by OEMs......       #1
Automotive Cast Aluminum Wheels.............................       #2
Automotive Fabricated Aluminum Wheels.......................       #1
Automotive Brake Rotors and Drums - Excluding Production by
  OEMs......................................................       #2
Commercial Highway Wheels...................................       #2
Commercial Highway Brake Hubs and Drums.....................       #1
EUROPE
Automotive Steel Wheels - Including Production by OEMs......       #2
Automotive Cast Aluminum Wheels.............................       #1
Commercial Highway Wheels...................................       #2

     The Company has been active in developing strategic alliances around the world. These include a 58% owned subsidiary in the Czech Republic and strategic manufacturing joint ventures in Mexico, Brazil,

Venezuela, Portugal, Canada, India, Turkey, Thailand and the United States. The Company also maintains technical relationships in Thailand and South Africa and a sales and engineering office in Japan.

     As automotive suppliers continue to consolidate worldwide, the Company intends to strengthen and expand its leadership position in meeting the global sourcing, quality and engineering requirements of its customers. The Company's acquisition of Lemmerz, which was consummated on June 30, 1997 (the "Lemmerz Acquisition") has created significant growth opportunities for the Company, resulting from the following: (i) the combination of Hayes' strengths in steel and aluminum wheel manufacturing in North America and Europe with Lemmerz's steel and cast aluminum wheel manufacturing expertise in Europe; (ii) the complementary nature of Hayes' and Lemmerz's respective customer bases; (iii) the combination of Hayes' commercial highway vehicle business in North America with Lemmerz's in Europe; and (iv) the expansion of the Company's full product line resulting from the ability to share innovative products and processes across passenger cars, light trucks and commercial highway vehicles worldwide. In addition to revenue enhancement, management believes that the Lemmerz Acquisition will result in annual cost savings of at least $21 million, primarily as a result of capacity optimization, raw material purchasing savings and overhead savings. These anticipated Lemmerz Acquisition-related cost savings are in addition to the $42 million savings related to the rationalization efforts anticipated to be realized as part of the Motor Wheel Transactions, of which $13 million have been realized through the end of the first quarter of fiscal 1997.

                               BUSINESS STRATEGY

     The Company believes that it is well-positioned to realize growth in sales and net income. The Company will continue to build upon its position as a leading full-line supplier of wheels and brake components to the global transportation industry, and expects to enhance this position by integrating the European operations of Lemmerz. In addition to creating significant anticipated cost savings and other efficiencies, the Company believes that the Lemmerz Acquisition provides it with the opportunity to materially extend its automotive and commercial highway wheel and brake product offerings in Europe. The Company expects to maintain its leadership position by continuing to offer innovative new products to increase sales and enhance operating results. The Company expects to continue its growth and enhance its market leadership by continuing to implement a strategy based on the following elements:

          - ENHANCING STRONG RELATIONSHIPS WITH OEMS AND PURSUING NEW
     CONTRACTS. The Company has developed and intends to continue to build upon strong relationships with its OEM customers which enable it to identify business opportunities in the early stages of vehicle design. The Company has established a leadership position as an OEM supplier of automotive and commercial highway wheels and brakes by maintaining an excellent reputation for quality, service and innovation. The Company believes that its early involvement in the design and engineering of new wheel and brake products as a Tier I supplier has afforded it a competitive advantage in securing new business and will continue to do so in the future. The Company has obtained significant firm orders on a number of high-volume vehicle platforms for periods 1997 through 2000 for incremental new business in North America and Europe. The Company's enhanced global presence resulting from the Lemmerz Acquisition should strengthen its ability to offer worldwide sourcing options to its customers.

          - CONTINUING FOCUS ON NEW PRODUCT INNOVATION. The Company believes that it has an established reputation for developing product and manufacturing process innovations. For example, the Company is the leading producer of fabricated aluminum wheels, which are 20% lighter than cast aluminum wheels. The Company has also recently introduced Full Face Cast ("FFC(TM)") wheels, which are lightweight, highly styled wheels that combine a cast aluminum face with a fabricated aluminum rim. The Company is also responsible for several steel wheel product and process innovations, including the development and introduction of a lightweight steel wheel, which is 10% to 15% lighter than a traditional steel wheel. The Company intends to continue its efforts to develop innovative wheel and brake products and manufacturing processes to better serve customers globally and improve the Company's product mix with higher margin wheel and brake products.

          - CAPITALIZING ON COMPLEMENTARY NATURE OF BUSINESSES. The Lemmerz Acquisition provides the Company with the opportunity to expand sales and increase market penetration due to the complementary nature of Hayes' and Lemmerz's businesses. The Company intends to improve its future performance by: (i) utilizing Lemmerz's complementary customer relationships to increase the sales of Hayes' innovative products in Europe; (ii) utilizing Lemmerz's expertise in lightweight steel wheels in North America; (iii) drawing on Hayes' expertise in the design and manufacture of lightweight aluminum wheels to bring greater efficiencies to Lemmerz's aluminum wheel operations; (iv) capitalizing on Lemmerz's leadership position in the design and manufacture of wheels for commercial highway vehicles in the European market to increase Hayes' sales of such products in both Europe and North America; (v) attaining additional automotive wheel and brake component sales to OEMs worldwide by building on the Company's existing relationships and enhanced global position; and (vi) reducing costs of materials through further economies of scale.

          - BENEFITTING FROM CONTINUED INDUSTRY CONSOLIDATION. The worldwide wheel manufacturing industry is fragmented, particularly in Europe, where independent producers dominate. The Company believes that as OEMs continue to outsource and reduce the number of suppliers, there will be opportunities for further consolidation of this industry. The Company believes that, through its established presence in these markets, especially as a result of the Lemmerz Acquisition, it is in a favorable position to take advantage of future industry consolidation. The Company intends to pursue selected acquisition opportunities compatible with its business strategy in North America, Europe, South America and Asia that would further expand its product offerings or geographical reach.

          - ENHANCING PRESENCE IN EMERGING MARKETS. Having established a leadership position in North America and Europe, the Company plans to enhance its market position in emerging markets. In October 1996, Hayes increased its ownership in Hayes Wheels Autokola NH, a.s. ("Autokola"), a strategic low-cost manufacturing joint venture in the Czech Republic, from 45% to 58%. The Company believes that its Autokola facility will increase the Company's flexibility and improve its economies in serving its expanded European steel wheel customers. The Company maintains additional strategic manufacturing joint ventures in Mexico, Brazil, Venezuela, the United States, Thailand, India, Canada, Turkey and Portugal, as well as technical relationships in Thailand and South Africa. The Company believes that its expanded worldwide manufacturing and strategic joint venture presence resulting from the Lemmerz Acquisition will enhance its ability to meet the global sourcing needs of its customers.

          - CAPITALIZING ON COST-SAVING OPPORTUNITIES. The Company has aggressively pursued facility rationalization programs and other cost-saving opportunities, including the closure of the Mendota, Illinois and Ypsilanti, Michigan facilities, which were announced prior to the Motor Wheel Transactions. Subsequent to the Motor Wheel Transactions, the Company identified further cost rationalization programs, including the closing of Motor Wheel's former headquarters in Okemos, Michigan and the Company's Romulus, Michigan wheel plant. The savings related to the Motor Wheel Transactions, including those initially targeted and subsequently identified, total $42 million, approximately $13 million of which have been realized through the end of the first quarter of fiscal 1997. Management expects the remaining $29 million of such savings to be fully reflected in the Company's fiscal 1998 financial results. In addition, management expects actions undertaken in connection with the Lemmerz Acquisition to result in annual cost savings of at least $21 million, which are anticipated to be fully reflected in the Company's fiscal 1999 financial results. The Company will continue to optimize the use of its manufacturing capacity and seek further cost savings.

                            THE LEMMERZ ACQUISITION

     On June 30, 1997, Hayes acquired Lemmerz, which, prior to its acquisition by Hayes, was the leading full-line designer and manufacturer of steel and aluminum wheels for passenger cars, light trucks and commercial highway vehicles in Europe. Hayes acquired Lemmerz in exchange for the payment to the shareholders of Lemmerz (the "Lemmerz Shareholders") of (i) $200 million in cash (the "Cash Consideration") and (ii) a total of five million shares of the Company's Series A Convertible Participating Preferred

Stock, par value $.01 per share (the "Series A Preferred Stock"), which, upon receipt of stockholder approval at the Company's Annual Meeting of Stockholders currently scheduled to be held on October 22, 1997 (the "1997 Annual Meeting"), will automatically convert (the "Conversion") into five million shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"). Stockholders who currently hold approximately 58% of the outstanding Common Stock have delivered irrevocable proxies to Mr. Horst Kukwa-Lemmerz, one of the Lemmerz Shareholders who has agreed to vote such shares in favor of the Conversion at the 1997 Annual Meeting. Immediately after the Conversion, the shares of Common Stock received by the Lemmerz Shareholders in the Conversion will constitute approximately 16.6% of the then outstanding Common Stock. As used herein, "Lemmerz Transactions" means (i) the Lemmerz Acquisition, (ii) the financing thereof, including the execution of the Amended Credit Agreement (as defined herein) and the issuance of the Old June Notes (the proceeds of which were used to finance the Lemmerz Acquisition and refinance certain indebtedness under the Amended Credit Agreement), (iii) the issuance of the Old July Notes (the proceeds of which were used to refinance certain indebtedness under the Amended Credit Agreement) and (iv) the public offering of an aggregate of 3,779,502 shares of Common Stock (excluding the over-allotment options granted by the Company to the underwriters of such offering) by the Company and certain selling stockholders, which was consummated on August 26, 1997 (the "Equity Offering").

     In connection with the Lemmerz Acquisition, the Company has proposed to change its name to Hayes Lemmerz International, Inc. This proposal will be submitted to the Company's stockholders at the 1997 Annual Meeting.

                              RECENT DEVELOPMENTS

     On July 25, 1997, the Company announced that it had agreed to purchase the assets of Bosch Braking Systems Corporation's heavy-duty hub-and-drum and medium- and heavy-duty steel wheel businesses. These two businesses had combined 1996 sales of approximately $44 million. The Company believes that this acquisition, which is expected to close during the third quarter of 1997, will complement its commercial highway vehicle wheel and brake business.

                               THE EXCHANGE OFFER

Securities Offered.........  Up to (i) $250,000,000 principal amount of New June
                               Notes and (ii) $150,000,000 principal amount of New July Notes. The terms of the New Notes are identical in all material respects with the terms of the Old Notes, except that the terms of the New Notes do not include certain transfer restrictions, registration rights and Additional Interest provisions, as summarized below under "Description of the Notes -- Registration Rights."

The Exchange Offer.........  The New June Notes and New July Notes are being offered in exchange for a like principal amount of Old June Notes and Old July Notes, respectively, that are properly tendered and accepted. The issuance of the New Notes is intended to satisfy obligations of the Company contained in the Registration Rights Agreements (as defined herein). For procedures for tendering, see "The Exchange Offer."

Tenders, Expiration Date;
  Withdrawal...............  The Exchange Offer will expire at 5:00 p.m., New
                               York City time, on             , 1997, or such
                               later date and time to which it is extended (the "Expiration Date"). Each Holder tendering Old Notes must acknowledge that it is not engaging in, nor intends to engage in, a distribution of the New Notes. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Federal Income Tax
  Consequences.............  The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not result in any income, gain or loss for federal income tax purposes. See "Certain Federal Income Tax Considerations."

Use of Proceeds............  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer. The net proceeds to the Company from the sale of the Old Notes were used to partially fund the Lemmerz Acquisition and to refinance certain Indebtedness under the Amended Credit Agreement.

Exchange Agent.............  The Bank of New York is serving as the Exchange
                               Agent in connection with the Exchange Offer (the "Exchange Agent").

      CONSEQUENCES OF EXCHANGING OLD NOTES PURSUANT TO THE EXCHANGE OFFER

     Based on interpretations by the staff of the Commission in no-action letters issued to third parties, generally Holders of Old Notes (other than any Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, resell such New Notes, and otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such New Notes are acquired in the ordinary course of the Holders' business and such Holders, other than brokers-dealers, are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such New Notes. The Company, however, does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register thereunder the New Notes prior to offering or selling such New Notes. The Company and the Guarantors have agreed to use their best efforts, pursuant to the Registration Rights Agreements and subject to certain specified limitations therein, to register or qualify the New Notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any such holder of such New Notes reasonably requests in writing. Unless the Company is so requested, the Company does not intend to register or qualify the sale of the New Notes in any such jurisdictions.

     If a Holder of Old Notes does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to provisions of the Indenture (as defined herein) governing such Old Notes regarding transfer and exchange of the Old Notes and the restrictions on transfer contained in the legend on the Old Notes. In general, Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will take any action to register Old Notes under the Securities Act. See "The Exchange Offer -- Consequences of Failure to Exchange" and "Description of the Notes -- Registration Rights."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The terms of the New Notes and the Old Notes are identical in all material respects, except that the New Notes do not include certain transfer restrictions, registration rights and Additional Interest provisions included in the Old Notes. See "Description of the Notes -- Registration Rights." Except as described below, the New June Notes and the New July Notes are identical in all material respects.

Securities Offered.........  $250,000,000 principal amount of 9 1/8% Series B
                               Senior Subordinated Notes due 2007 and
                               $150,000,000 principal amount of 9 1/8% Series B Senior Subordinated Notes due 2007.

Maturity Date..............  July 15, 2007.

Interest Rate..............  The New Notes will bear interest at a rate of
                               9 1/8% per annum.

Interest Payment Dates.....  Interest will be payable semiannually on each
                               January 15 and July 15, commencing on January 15, 1998.

Ranking....................  The New Notes will be general unsecured obligations of the Company subordinate in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company, including indebtedness under the Amended Credit Agreement and senior in right of payment to all other subordinated indebtedness of the Company. The New Notes will rank pari passu with the Old Notes and the $250 million principal amount of 11% Notes (as defined herein). At April 30, 1997, after giving pro forma effect to the Lemmerz Transactions, the Company and the Guarantors would have had approximately $322.7 million of Senior Indebtedness outstanding.

Guarantees.................  The New Notes will be unconditionally guaranteed, on a senior subordinated basis, as to the payment of principal, premium, if any, and interest, jointly and severally (the "Guarantees"), by the Guarantors which will consist of certain of the Company's material domestic subsidiaries. The Guarantees will be subordinate to all Senior Indebtedness of the respective Guarantors.

Optional Redemption........  The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2002 at the redemption prices set forth herein, together with accrued and unpaid interest thereon to the date of redemption. In addition, the Company, at its option, may redeem in the aggregate up to 35% of the original principal amount of June Notes and/or July Notes at any time prior to July 15, 2000, at a redemption price equal to 109.125% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the Net Cash Proceeds (as defined herein) of one or more Equity Offerings (as defined herein); provided, however, that at least (i) $162.5 million aggregate principal amount of June Notes and (ii) $97.5 million aggregate principal amount of July Notes, as the case may be, remain outstanding and that such redemption occurs within 60 days following the closing of any such Equity Offering.

Change of Control..........  In the event of a Change of Control (as defined herein), the Company will be required to make an offer to purchase all outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of the Notes -- Change of Control Offer." There can be no assurance that the Company will have sufficient funds or will be contractually permitted by outstanding Senior Indebtedness to pay the required purchase price for all Notes tendered by holders upon a Change of Control.

Certain Covenants..........  The Indentures contain covenants for the benefit of the holders of the Notes that, among other things, restrict the ability of the Company and its Restricted Subsidiaries (as defined herein) to: (i) incur additional Indebtedness; (ii) pay dividends and make distributions; (iii) issue stock of subsidiaries; (iv) make certain investments; (v) repurchase stock; (vi) create liens; (vii) enter into transactions with affiliates; (viii) merge or consolidate the Company or the Guarantors; and (ix) transfer or sell assets. These covenants are subject to a number of important exceptions. See "Description of the Notes -- Certain Covenants."

Use of Proceeds............  The Company will not receive any proceeds from the
                               Exchange Offer. The net proceeds from the sale of the Old Notes were used to partially fund the Lemmerz Acquisition and to repay outstanding Indebtedness under the Amended Credit Agreement.

     For more complete information regarding the New Notes, including the definitions of certain capitalized terms used above, see "Description of the Notes."

                                  RISK FACTORS

     Prospective purchasers of the New Notes should carefully consider the information set forth under the caption "Risk Factors," and all other information set forth in this Prospectus, in evaluating an investment in the New Notes.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following summary historical financial information is derived from the consolidated historical financial statements of Hayes and Lemmerz and the unaudited pro forma financial information is derived from the pro forma combined condensed financial data of the Company incorporated by reference herein. The historical consolidated financial statements of Hayes for each year in the three-year period ended January 31, 1997 were audited by KPMG Peat Marwick LLP. The historical consolidated financial statements of Lemmerz for each year in the two-year period ended December 31, 1996 were audited by KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft. The financial information of Hayes for the three-month periods ended April 30, 1997 and 1996, and the financial information of Lemmerz for the three-month period ended March 31, 1997, is unaudited, but in the opinion of management, reflects all adjustments necessary for a fair presentation of such information. The information provided below should be read in conjunction with the consolidated financial statements and notes thereto of Hayes and Lemmerz, which are incorporated by reference herein.

                                                                                                      THREE MONTHS
                                                                                                         ENDED
                                                              YEAR ENDED JANUARY 31,                   APRIL 30,
                                                    -------------------------------------------    ------------------
                                                                                     PRO FORMA
                     HAYES                           1995      1996       1997       1997 (A)       1996       1997
                     -----                           ----      ----       ----       ---------      ----       ----
                                                                                                      (UNAUDITED)
                                                                          (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales.......................................    $537.6    $611.1    $  778.2     $  913.1      $156.2    $  250.2
Cost of goods sold (b)..........................     441.4     513.4       675.2        795.9       133.6       212.2
Marketing, general and administration (c).......      28.6      29.7        35.9         43.6         7.8        11.2
Engineering and product development (c).........       5.1       4.7         7.2          8.1         1.8         2.3
Depreciation and amortization...................      29.6      32.7        44.4         50.9         8.8        14.8
Other income, net...............................      (0.8)     (1.5)       (4.5)        (5.3)       (0.5)       (0.7)
Interest expense, net (d).......................      13.4      15.0        48.5         73.6         3.6        18.4
Net income (loss)...............................      29.9      28.4       (72.9)       (88.2)        6.1         3.8
OTHER DATA:
EBITDA (e)(f)...................................    $ 92.9    $ 97.5    $  120.7     $  133.6      $ 22.3    $   40.0
Capital expenditures............................      39.9      43.4        71.4         73.3        23.4        16.7
Ratio of earnings to fixed charges (g)..........       4.2x      3.6x         --           --         3.3x        1.3x
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets....................................    $589.6    $633.9    $1,183.1     $1,183.1      $648.9    $1,153.4
Total debt......................................     123.0     133.1       715.8        715.8       153.8       711.6
Stockholders' equity (deficit)..................     216.4     245.4       (41.1)       (41.1)      251.1       (40.1)

                                                YEAR ENDED       THREE MONTHS             YEAR ENDED          THREE MONTHS
                                               DECEMBER 31,         ENDED                DECEMBER 31,            ENDED
                                            ------------------    MARCH 31,         ----------------------     MARCH 31,
                 LEMMERZ                     1995        1996        1997             1995          1996          1997
                 -------                     ----        ----        ----             ----          ----          ----
                                                                 (UNAUDITED)                                  (UNAUDITED)
                                             (U.S. GAAP AND DM IN MILLIONS)         (U.S. GAAP AND DOLLARS (H) IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales.................................  $671.2      $691.4      $179.5            $468.1        $459.8        $108.2
Cost of goods sold........................   545.8       567.9       146.0             380.7         377.7          88.0
Marketing, general and administration.....    82.6        75.5        17.4              57.6          50.2          10.5
Engineering and product development.......    12.8        12.6         3.3               8.9           8.4           2.0
Depreciation and amortization.............    44.3        44.0        10.8              30.9          29.3           6.5
Interest expense, net.....................    11.2         8.0         1.8               7.8           5.3           1.1
Net income................................    23.8        13.8         5.5              16.6           9.2           3.3
OTHER DATA:
EBITDA (e)................................  $ 91.9      $ 87.7      $ 26.0            $ 64.1        $ 58.3        $ 15.7
Capital expenditures......................    70.4        44.2        10.6              42.8          25.0           6.4
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets..............................  $649.8      $641.8      $651.5            $453.3        $412.8        $392.8
Total debt................................   120.3       130.8       124.7              83.9          84.1          75.2
Shareholders' equity......................   163.1       170.4       173.2             113.8         109.6         104.4

                                           (see footnotes on the following page)

-------------------------

(a) Represents full year results assuming the Motor Wheel Transactions occurred on February 1, 1996.

(b) Pro forma data includes a $4.6 million adjustment as a result of the acquisition of Motor Wheel related to the effects of purchase accounting adjustments and adjustments to reflect adoption of Hayes' accounting policies and pension and post-retirement benefit cost assumptions.

(c) Pro forma data includes a $0.4 million adjustment related to savings from personnel reductions at Motor Wheel's Okemos, Michigan corporate headquarters announced and implemented prior to the consummation of the Motor Wheel Transactions and the effects of purchase accounting adjustments.

(d) Pro forma data reflects the pro forma interest expense assuming the Motor Wheel Transactions occurred on February 1, 1996.

(e) EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt. See "Description of the Notes -- Certain Definitions."

(f) Pro forma data includes a $3.1 million adjustment related to savings from personnel reductions at Motor Wheel's Okemos, Michigan corporate headquarters announced and implemented prior to the consummation of the Motor Wheel Transactions and the effects of purchase accounting adjustments.

(g) The ratio of earnings to fixed charges for the fiscal years ended January 31, 1993 and 1994 were 1.2x and 3.9x, respectively. For the fiscal year ended January 31, 1997, earnings were insufficient to cover fixed charges by $102.0 million. On a pro forma basis for the fiscal year ended January 31, 1997, earnings were insufficient to cover fixed charges by $122.6 million.

(h) Statement of Operations and Other Data were translated using the average DM/U.S. dollar exchange rate for the respective year or three-month period (1.4338 for 1995; 1.5037 for 1996; 1.6586 for 1997). Balance Sheet Data were translated using the ending DM/U.S. dollar exchange for the respective year or three-month period (1.4335 for 1995; 1.5548 for 1996; 1.6779 for 1997).

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

     The following table sets forth certain unaudited pro forma financial data for the Company for the year ended January 31, 1997 and for the three-month period ended April 30, 1997, which are presented to reflect the pro forma effect of the Lemmerz Transactions and the Motor Wheel Transactions. The unaudited pro forma statement of operations data give effect to the Lemmerz Transactions and the Motor Wheel Transactions as if they had occurred on February 1, 1996. The unaudited pro forma balance sheet data give effect to the Lemmerz Transactions as if they had occurred on April 30, 1997. The unaudited pro forma combined financial data do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had the Lemmerz Transactions and the Motor Wheel Transactions been completed as of February 1, 1996, or which may be obtained in the future. The unaudited pro forma combined financial data (i) have been derived from and should be read in conjunction with the pro forma combined condensed financial data and the notes thereto incorporated by reference in this Prospectus and (ii) should be read in conjunction with the separate historical consolidated financial statements of Hayes and Lemmerz and the notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference herein.

                                                                  COMPANY PRO FORMA      COMPANY PRO FORMA
                                                                     YEAR ENDED          THREE MONTHS ENDED
                                                                JANUARY 31, 1997 (A)     APRIL 30, 1997(A)
                                                                --------------------     ------------------
                                                                           (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales...................................................          $1,372.9                $  358.4
Cost of goods sold..........................................           1,158.7                   297.3
Marketing, general and administration.......................              98.5                    22.9
Engineering and product development.........................              16.5                     4.3
Depreciation and amortization...............................              70.0                    19.6
Interest expense, net.......................................              96.3                    24.1
Net income (loss)...........................................             (68.1)                    6.3
OTHER DATA:
EBITDA (b)..................................................          $  191.9                $   55.7
Cash interest expense, net..................................              90.2                    22.4
Capital expenditures........................................              98.3                    23.1
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets.........................................................................         $1,783.1
Total debt...........................................................................            972.7
Stockholders' equity.................................................................            115.3

-------------------------
(a) The pro forma financial data do not reflect (i) any cost savings related to or synergies that are expected to result from the Lemmerz Acquisition, (ii) future unrealized cost savings related to, or synergies that are expected to result from, the Motor Wheel Transactions or (iii) any cost savings related to the closing of Hayes' Romulus facility.

(b) EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt. See "Description of the Notes -- Certain Definitions."

                                  RISK FACTORS

     Holders of Old Notes should consider carefully all of the information set forth and incorporated by reference herein. See "Available Information" and "Incorporation of Documents By Reference." Holders should particularly evaluate the following risks before tendering their Old Notes in the Exchange Offer, although the risk factors set forth below (other than the first two risk factors) are generally applicable to the New Notes as well as the Old Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made following the prior satisfaction, or waiver, of the conditions set forth in "The Exchange Offer -- Certain Conditions to the Exchange Offer" and only after a timely receipt by the Exchange Agent of such Old Notes and a properly completed and duly executed Letter of Transmittal in respect of such Old Notes and all other required documents. Therefore, Holders of Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the provisions of the Indenture regarding transfer and exchange of such Old Notes, the existing restrictions upon transfer thereof set forth in the legend on the Old Notes and in the Offering Memorandums dated June 19, 1997 and July 16, 1997, as the case may be, relating to the Old June Notes and the Old July Notes (the "Offering Memorandums"). Except in certain limited circumstances with respect to certain types of Holders of Old Notes, the Company will have no further obligation to provide for the registration under the Securities Act of such Old Notes. In general, Old Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will take any action to register the Old Notes under the Securities Act or blue sky laws.

REQUIREMENTS FOR TRANSFER OF NEW NOTES

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of New Notes. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market making activities or other trading activities. The Company has agreed that starting on the Expiration Date and ending on the close of business of the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreements and subject to certain specified limitations therein, to use its best efforts to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdiction as any holder of the New Notes reasonably requests in writing. Unless the Company is so requested, the Company does not intend to take any action to register or qualify the sale of the New Notes in any such jurisdictions. See "The Exchange
Offer -- Consequences of Failure to Exchange."

SIGNIFICANT INDEBTEDNESS

     At April 30, 1997, the Company's long-term debt was $972.7 million and its total stockholders' equity was $115.3 million on a pro forma basis after giving effect to the Lemmerz Transactions. The Company's high degree of leverage may have important consequences for the Company, including that: (i) the ability of the Company to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes, if necessary, may be impaired or such financing may not be available on terms favorable to the Company; (ii) a substantial portion of the Company's cash flow will be used to pay the Company's interest expense and debt amortization, which will reduce the funds that would otherwise be available to the Company for its operations and future business opportunities; (iii) a substantial decrease in net operating cash flows or an increase in expenses of the Company could make it difficult for the Company to meet its debt service requirements and force it to modify its operations; (iv) the Company may be more highly leveraged than its competitors, which may place it at a competitive disadvantage; and (v) the Company's high degree of leverage may make it more vulnerable to a downturn in its business or the economy generally. Any inability of the Company to service its indebtedness or obtain additional financing, as needed, would have a material adverse effect on the Company.

RESTRICTIVE DEBT COVENANTS

     The Company's Amended Credit Agreement, the Indentures and the indenture governing the Company's 11% Senior Subordinated Notes due 2006 (the "11% Notes") (collectively, the "Debt Instruments") contain a number of significant covenants that, among other things, restrict the ability of the Company to (i) declare dividends or redeem or repurchase capital stock, (ii) prepay, redeem or purchase debt, including the Notes, (iii) incur liens and engage in sale-leaseback transactions, (iv) make loans and investments, (v) incur additional indebtedness, (vi) amend or otherwise alter debt and other material agreements,
(vii) make capital expenditures, (viii) engage in mergers, acquisitions and asset sales, (ix) enter into transactions with affiliates and (x) alter the business it conducts. The indebtedness outstanding under the Amended Credit Agreement is guaranteed by all of the Company's material domestic subsidiaries and is secured by a first priority lien on substantially all of the properties and assets of the Company and its respective domestic subsidiaries, now owned or acquired later, including a pledge of all of the shares of the Company's respective existing and future domestic subsidiaries and up to 65% of the shares of the Company's existing and future foreign subsidiaries which are owned by the Company or one of its domestic subsidiaries. In addition, under the Amended Credit Agreement, the Company is also required to comply with financial covenants with respect to (i) a maximum leverage ratio, (ii) a minimum interest coverage ratio and (iii) a minimum fixed charge coverage ratio. If the Company were unable to borrow under its Amended Credit Agreement due to a default or failure to meet certain specified borrowing base prerequisites for borrowing, it could be left without sufficient liquidity.

SUBORDINATION

     The New Notes will be unsecured and subordinated to the prior payment in full of all Senior Indebtedness whether currently existing or hereafter incurred. In addition, the New Notes will rank pari passu in right of payment with the 11% Notes and the Old Notes. At April 30, 1997, on a pro forma basis and after giving effect to the Lemmerz Transactions, the aggregate outstanding principal amount of all Senior Indebtedness would have been approximately $322.7 million. In the event of a bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the New

Notes only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the New Notes. In addition, the Company may not pay principal or premium, if any, or interest on the New Notes if any Senior Indebtedness is not paid when due or any other default on any Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, such amount has been paid in full or the default has been cured or waived and such acceleration has been rescinded. Further, if any default occurs with respect to certain Senior Indebtedness and certain other conditions are satisfied, the Company may not make any payments on the New Notes for a designated period of time. Finally, if any judicial proceeding is pending with respect to any such default in payment on any Senior Indebtedness, or other default with respect to certain Senior Indebtedness, or if the maturity of the New Notes is accelerated because of a default under the Indentures and such default constitutes a default with respect to any Senior Indebtedness, the Company may not make any payment on the New Notes.

INCREASE IN VARIABLE INTEREST RATES; CURRENCY FLUCTUATIONS

     A significant portion of the indebtedness of the Company bears interest at variable rates. Although the Company has entered into interest rate protection agreements to limit its exposure to increases in such interest rates, such agreements do not eliminate such exposure to variable rates. Any increase in the interest rates on the Company's indebtedness will reduce funds available to the Company for its operations and future business opportunities and will exacerbate the consequences of the Company's leveraged capital structure.

     As a result of the Lemmerz Acquisition, the Company is likely to experience increased foreign currency exchange gains and losses in the ordinary course of its business due to the increase in its operations outside the United States. As a result, fluctuations in the exchange rate between the U.S. dollar, the DM and the currencies of other countries, in which the Company conducts its business, may have a material impact on the Company's financial condition or results of operations. While the Company engages in foreign currency hedging transactions which moderate the overall effect of such currency exchange rate fluctuations, the Company expects that such fluctuations will continue, and there can be no assurance that the Company will be successful in its hedging activities or that such exchange rate fluctuations will not otherwise have a material adverse effect on the Company's financial condition or results of operations, or cause significant fluctuations in quarterly results of operations.

DEPENDENCE ON MAJOR CUSTOMERS

     The Company derived approximately 57% of its pro forma combined 1996 net sales from General Motors, Ford and Chrysler. The Company has been a supplier to these companies for many years, and continually engages in efforts to improve and expand on its relations with each of such companies. There can be no assurance, however, that the Company will maintain or improve these relationships or that the Company will continue to supply these customers at current levels. The loss of a significant portion of sales to General Motors, Ford or Chrysler could have a material adverse effect on the Company's business. Furthermore, General Motors and Ford manufacture a significant portion of their own steel wheel requirements and Ford, to a limited extent, manufactures aluminum wheels for its own use. Although General Motors and Ford have indicated that they will continue to rely on outside suppliers, they may increase their internal production of wheels, which could reduce the market for the Company's products and have an adverse effect on the Company.

CYCLICAL NATURE OF INDUSTRY

     The principal operations of the Company are directly related to domestic and foreign automotive and commercial highway vehicle production. Industry sales and production are cyclical and can be affected by the strength of the economy generally, or in specific regions such as North America or Europe, by prevailing interest rates and by other factors which may have an effect on the level of the Company's sales.

LABOR RELATIONS

     At April 30, 1997, approximately 28% of the Company's employees in the United States were represented by the United Auto Workers ("UAW") or United Steel Workers ("USW"). Collective bargaining agreements with the UAW or USW affecting these employees expire at various times through 1997 and 1998. As is common in many European jurisdictions, substantially all of the Company's employees in Europe are covered by country-wide collective bargaining agreements, expiring at various times through 1998. Certain employees of the Company's major customers are unionized. While the Company believes that its relations with its employees are satisfactory, a dispute between the Company and its employees, or between any of its major customers and such customers' employees, could have a material adverse effect on the Company.

CHALLENGES OF BUSINESS INTEGRATION

     The full benefits of the Lemmerz Acquisition will require the integration of each company's administrative, finance, sales and marketing organizations, the coordination of each company's sales efforts, and the implementation of appropriate operations, financial and management systems and controls in order to capture the efficiencies and the cost reductions that are expected to result therefrom. This will require substantial attention from the Company's management team. The diversion of management attention, as well as any other difficulties which may be encountered in the transition and integration process, could have an adverse impact on the revenue and operating results of the Company. There can be no assurance that the Company will be able to integrate the operations of Hayes and Lemmerz successfully.

     On June 10, 1997, the Company filed a notification with the German Federal Cartel Office regarding the Lemmerz Acquisition. On or about July 11, 1997, the Federal Cartel Office notified the Company that it intended to conduct a more detailed examination of the Lemmerz Acquisition. In connection therewith, the Federal Cartel Office has requested from the Company additional information regarding the Company's markets and sales, and has also requested related information from certain of the Company's competitors and customers. All of the information requested from the Company was submitted on August 15, 1997. Thereafter, the Federal Cartel Office may elect to conduct additional inquiries regarding this matter. In the event the Federal Cartel Office elects at that time to proceed with this matter, there can be no assurances that any actions taken or required to be taken by the Federal Cartel Office will not have a material adverse effect on the Company.

LIMITED RECOURSE TO SELLERS

     The Company's recourse to the Lemmerz Shareholders under the indemnification provisions of the Lemmerz Acquisition agreement is extremely limited. Accordingly, unanticipated events or liabilities related to the Lemmerz business could materially and adversely affect the Company.

POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES

     The Company's operations are subject to various foreign, federal, state and local environmental laws, ordinances, and regulations, including those governing discharges into the air and water, the storage, handling and disposal of solid and hazardous wastes, the remediation of soil and groundwater contaminated by petroleum products or hazardous substances or wastes, and the health and safety of employees ("Environmental Laws"). Under certain Environmental Laws a current or previous owner or operator of property may be liable for the costs of removal or remediation of certain hazardous substances or petroleum products on, under or in such property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly such substances may adversely affect the ability to sell or rent such property or to borrow using such property as collateral. Persons who generate, arrange for the disposal or treatment of, or dispose of hazardous substances may be liable for the costs of investigation, remediation or removal of such hazardous substances at or from the disposal or treatment facility, regardless of whether the such facility is owned or operated by such person. Additionally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. Compliance with Environmental Laws, stricter interpretations of or amendments to such laws, or more vigorous enforcement policies by regulatory agencies with respect to them may require material expenditures by the Company. The nature of the Company's current and former operations and the history of industrial uses at some of its facilities expose the Company to the risk of liabilities or claims with respect to environmental and worker health and safety matters which could have a material adverse effect on the Company's financial condition or results of operations.

LACK OF A PUBLIC MARKET FOR THE NOTES; RESTRICTIONS ON TRANSFERABILITY

     The New Notes will constitute a new issue of securities with no established trading market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the New Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. The New Notes are expected to be eligible for trading by qualified buyers in the PORTAL market. The Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). The Exchange Offer is not conditioned upon any minimum or maximum aggregate principal amount of Notes being tendered for exchange. No assurance can be given as to the liquidity of the trading market for the Notes, or, in the case of non-tendering holders of Old Notes, the trading market for the Old Notes following the new exchange offer.

     The liquidity of, and trading market for, the New Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     The Old June Notes were sold by the Company to the Initial Purchasers of the Old June Notes on June 30, 1997 (the "June Issue Date") pursuant to a Purchase Agreement, dated June 19, 1997, and the Old July Notes were sold by the Company to the Initial Purchasers of the Old July Notes on July 22, 1997 (the "July Issue Date") pursuant to a Purchase Agreement, dated July 16, 1997. Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City
time, on                  , 1997; provided, however, that if the Company, in its
sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $250,000,000 aggregate principal amount of the Old June Notes is outstanding and $150,000,000 aggregate principal amount of the Old July Notes is outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date of this Prospectus, to all Holders of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "-- Certain Conditions to the Exchange Offer."

     The Company expressly reserves the right, at any time or from time to time and subject to its obligations under the Registration Rights Agreements, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the Holders thereof. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

     The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Company of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder (which term, for purposes of the Exchange Offer, includes any participant in the Book-Entry Transfer Facility (as defined herein) system whose name appears on a security position listing as the Holder of such Old Notes) who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a Letter of Transmittal, properly completed and duly executed, including all other documents required by such Letter of Transmittal or (in the case of a book-entry transfer) an Agent's Message (as defined herein) in lieu of such Letter of Transmittal to the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at DTC (as defined herein) (the

"Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date along with the Letter of Transmittal or an Agent's Message in lieu of a Letter of Transmittal, or (iii) the Holder must comply with the guaranteed delivery procedures described below. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering Participant (as defined herein), which acknowledgment states that such Participant has received and agrees to be bound by, and make the representations and warranties contained in, the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such Participant.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or by such other Eligible Institution within the meaning of Rule 17(A)(d)-15 of the Exchange Act (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer, or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Note not properly tendered or to not accept any particular Old Note which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Note either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Note either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If a Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Notes.

     If a Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     By tendering, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder, that neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holders (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old
Notes properly tendered, issue the New Notes promptly after acceptance of the Old Notes and cause the New Notes to be authenticated by the Trustee. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent.

     For each Old June Note or Old July Note accepted for exchange, the Holder of such Old Note will receive a New June Note or New July Note, as the case may be, having a principal amount equal to that of the surrendered Old Note.

     Interest on the New June Notes will accrue from (A) the later of (i) the last interest payment date on which interest was paid on the Old June Notes surrendered in exchange therefor or, (ii) if the Old June Notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Old June Notes, from June 30, 1997.

     Interest on the New July Notes will accrue from (A) the later of (i) the last interest payment date on which interest was paid on the Old July Notes surrendered in exchange therefor or, (ii) if the Old July Notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Old July Notes, from July 22, 1997.

     Pursuant to the Registration Rights Agreements, if (i) a Registration Statement or Shelf Registration Statement is not filed within 60 days after the
(A) June Issue Date with respect to the Old June Notes or (B) July Issue Date with respect to the Old July Notes, (ii) a Registration Statement or Shelf Registration Statement is not declared effective within 120 days after the (A) June Issue Date with respect to the Old June Notes or (B) July Issue Date with respect to the Old July Notes, or (iii) either (A) the Company has not exchanged the (a) New June Notes for all Old June Notes or (b) New July Notes for all Old July Notes, validly tendered in accordance with the terms of the Exchange Offer on or prior to 150 days after the (A) June Issue Date with respect to the Old June Notes or (B) July Issue Date with respect to the Old July Notes or (B) the Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the termination of the Effectiveness Period (subject to certain exceptions); (each of such events referred to in clauses (i) through (iii) above is a "Registration Default"), the sole remedy available to Holders of the Old June Notes or Old July Notes, as the case may be, will be the assessment of Additional Interest as follows: the per annum interest rate on such Old Notes will increase by 50 basis points, and the per annum interest rate will increase by an additional 25 basis points for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 200 basis points per annum in excess of the 9 1/8% interest rate. All Additional Interest will be payable to Holders of such Old Notes in cash on each January 15 and July 15, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on such Old Notes will revert to the interest rate originally borne by such Old Notes.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, the Letter of Transmittal properly completed and duly executed or an Agent's Message in lieu thereof and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for an amount or quantity greater than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will request the establishment of accounts with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus unless an Exchange Agent already has established an account with the Book-Entry Transfer Facility suitable for the Exchange Offer, and any financial institution that is a Participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer.

     ALTHOUGH DELIVERY OF OLD NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER AT THE BOOK-ENTRY TRANSFER FACILITY, THE LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), WITH ANY REQUIRED SIGNATURE GUARANTEES OR AN AGENT'S MESSAGE IN LIEU THEREOF AND ANY OTHER REQUIRED DOCUMENTS, MUST, IN ANY CASE, BE TRANSMITTED TO AND RECEIVED BY THE EXCHANGE AGENT AT THE ADDRESS SET FORTH BELOW UNDER "EXCHANGE AGENT" ON OR PRIOR TO THE EXPIRATION DATE OR THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW MUST BE COMPLIED WITH.

GUARANTEED DELIVERY PROCEDURES

     If a Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution the Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry

Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount in the case of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent then, prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, the executed notice of withdrawal, guaranteed by an Eligible Institution, unless such Holder is an Eligible Institution, must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, the Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following events shall occur:

          (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer, or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Company might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the sole judgment of the Company, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer;

          (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the issuer to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

          (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the reasonable judgment of the Company, is or may be adverse to the Company, or the Company shall have become aware of facts that, in the reasonable judgment of the Company, have or may have adverse significance with respect to the value of the Old Notes or the New Notes;

which, in the reasonable judgment of the Company in any case, and regardless of the circumstances (including any action by the Company) giving rise to any such condition, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance or exchange or with such exchange.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA").

EXCHANGE AGENT

     The Bank of New York has been appointed as the Exchange Agent in respect of the Notes for the Exchange Offer. All executed Letters of Transmittal in respect of the Notes should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal in respect of the Notes and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

              Delivery To: The Bank of New York, as Exchange Agent

    By Hand and Overnight       By Registered or Certified            By Facsimile:
           Courier:                        Mail:                     (212) 815-6339
     101 Barclay Street           101 Barclay Street, 7E          Confirm by Telephone:
  Corporate Trust Services       New York, New York 10286            (212) 815-2742
            Window               Attention: Reorganization
        Ground Level                      Section
  New York, New York 10286
  Attention: Reorganization
            Section

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The Company will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer except for reimbursement of mailing expenses.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be
$          .

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that Holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture governing such Old Notes regarding transfer and exchange of such Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend on the Old Notes and as described in the Offering Memorandum pursuant to which such Old Note was issued as a consequence of the issuance of such Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will take any action to register the Old Notes under the Securities Act.

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued in exchange of Old Notes pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders, other than brokers-dealers, are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution (within the meaning of the Securities Act) of such New Notes. The Company, however, does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. If any Holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register thereunder the New Notes prior to offering or selling such New Notes. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to use its best efforts to register or qualify the New Notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any such holder of such New Notes reasonably requests in writing. Unless the Company is so requested, the Company does not intend to register or qualify the sale of the New Notes in any such jurisdictions.

                            DESCRIPTION OF THE NOTES

     The Old June Notes were issued, and the New June Notes will be issued, pursuant to an Indenture, dated as of June 30, 1997 (the "June Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The Old July Notes were issued, and the New July Notes will be issued, pursuant to an Indenture, dated as of July 22, 1997 (the "July Indenture," and together with the June Indenture, the "Indentures"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture governing such Notes and those made part of the Indentures by reference to the TIA, as in effect on the date of the Indenture governing such Notes. The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture governing such Notes and the Securities Act for a statement of them. The following is a summary of the material terms and provisions of the Notes. This summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indentures (including the definitions contained therein). A copy of the Indentures may be obtained from the Company by any holder or prospective investor upon request. Definitions relating to certain capitalized terms are set forth under "-- Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indentures and such definitions are incorporated herein by reference.

GENERAL

     The June Notes and the July Notes will be limited in aggregate principal amount to $250,000,000 and $150,000,000, respectively. The Notes will be general unsecured obligations of the Company, subordinated in right of payment to Senior Indebtedness of the Company and senior in right of payment to any current or future subordinated indebtedness of the Company.

     The Notes will be unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by the Guarantors (together with each other Restricted Subsidiary which guarantees payment of the Notes pursuant to the covenant described under "Limitation on Creation of Subsidiaries").

MATURITY, INTEREST AND PRINCIPAL

     The Notes will mature on July 15, 2007. The Notes will bear interest at a rate of 9 1/8% per annum from the date of original issuance until maturity. Interest is payable semiannually in arrears on January 15 and July 15, commencing January 15, 1998, to holders of record of the Notes at the close of business on the immediately preceding January 1 and July 1, respectively.

OPTIONAL REDEMPTION

     The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2002 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on July 15 of each year listed below:

                            YEAR                              PERCENTAGE
                            ----                              ----------
2002........................................................   104.563%
2003........................................................   103.042
2004........................................................   101.521
2005 and thereafter.........................................   100.000

     Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of the June Notes and/or July Notes at any time and from time to time prior to July 15, 2000 at a redemption price equal to 109.125% of the aggregate principal amount so redeemed, plus accrued interest to the redemption date, out of the Net Cash Proceeds of one or more Equity Offerings, where with respect to the June Notes, the proceeds to the Company of any such Equity Offering are at least $35.0 million;

provided, that at least (i) $162.5 million of the principal amount of the June Notes originally issued and (ii) $97.5 million of the principal amount of the July Notes originally issued, as the case may be, remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Equity Offering.

     In the event of redemption of fewer than all of the June Notes and/or July Notes, as the case may be, the Trustee shall select by lot or in such other manner as it shall deem fair and equitable the Notes to be redeemed. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

SUBORDINATION

     The indebtedness represented by the Notes is, to the extent and in the manner provided in the Indenture, subordinate in right of payment to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Indebtedness of the Company. At April 30, 1997, on a pro forma basis after giving effect to the Lemmerz Transactions, the principal amount of outstanding Senior Indebtedness of the Company, on a consolidated basis, would have been approximately $322.7 million.

     In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any general assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under "-- Merger, Consolidation or Sale of Assets") (all of the foregoing referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings"), the holders of Senior Indebtedness of the Company will be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Indebtedness of the Company before the holders of the Notes are entitled to receive or retain any payment or distribution of any kind on account of the Notes. In the event that, notwithstanding the foregoing, the Trustee or any holder of Notes receives any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness of the Company is paid and satisfied in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Indebtedness and will be immediately paid over or delivered to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness. By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than other creditors of the Company, and creditors of the Company who are not holders of Senior Indebtedness or of the Notes may recover more, ratably, than the holders of the Notes.

     No payment or distribution of any assets or securities of the Company or any Restricted Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption, defeasance or other acquisition of the Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of the Notes following the delivery by the representative of the holders of Designated Senior Indebtedness under or in respect of the Amended Credit Agreement, for so long as there shall exist any Designated Senior Indebtedness under or in respect of the Amended Credit Agreement, and thereafter, the holders of Designated Senior Indebtedness (in either such case, the "Representative") to the Trustee of written notice of (i) the occurrence of a Payment Default on Designated Senior Indebtedness or (ii) the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness and the acceleration of the maturity of Designated Senior Indebtedness in accordance with its terms and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

     Upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution of any assets or securities of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company, including, without limitation, by way of set-off or otherwise, for or on account of the Notes, or for or on account of the purchase, redemption, defeasance or other acquisition of Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company, directly or indirectly in any manner, payment in respect of all or any portion of the Notes, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph) the earliest of (x) more than 179 days shall have elapsed since receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of the Indentures, in no event shall a Payment Blockage Period commenced in accordance with the provisions of the Indentures described in this paragraph extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to above (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no such additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period. Notwithstanding any other provision of the Indentures, no event of default with respect to Designated Senior Indebtedness (other than a Payment Default) which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     Each Guarantee will, to the extent set forth in the Indentures, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the respective Guarantor, including obligations of such Guarantor with respect to the Amended Credit Agreement (including any guarantee thereof), and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the Notes to all Senior Indebtedness of the Company.

     If the Company or any Guarantor fails to make any payment on the Notes or any Guarantee, as the case may be, when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the Indenture governing such Notes and would enable the holders of such Notes to accelerate the maturity thereof. See "-- Events of Default."

     A holder of Notes by his acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

CERTAIN COVENANTS

     The Indentures contain, among others, the following covenants. Except as otherwise specified, all of the covenants described below appear in both Indentures.

     Limitation on Additional Indebtedness

     The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness.

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), if (i) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination in accordance with the further provisions of this paragraph) is greater than 2.0 to 1 if the Indebtedness is incurred prior to July 15, 1999 and 2.25 to 1 if the Indebtedness is incurred thereafter and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness. For purposes of computing the Fixed Charge Coverage Ratio, (A) if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition (by way of merger, consolidation or otherwise) of any Person, business, property or assets (an "Acquisition"), then such ratio shall be determined by giving effect to (on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period used to make such calculation) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness and the inclusion in the Company's EBITDA of the EBITDA of the acquired Person, business, property or assets, (B) if any Indebtedness outstanding or to be incurred (x) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account on a pro forma basis any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months), (y) bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate and (z) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period, (C) for any quarter prior to July 2, 1996 included in the calculation of such ratio, such calculation shall be made on a pro forma basis, giving effect to the acquisition by the Company of Motor Wheel, the issuance of the Notes, the incurrence of Indebtedness under the Credit Agreement and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation, (D) for any quarter included in the calculation of such ratio prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any Acquisition was effected, by the Company or any of its Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each Asset Sale, incurrence of Indebtedness or Acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four quarter period used to make such calculation and (E) the Fixed Charge Coverage Ratio shall not take into account Permitted Indebtedness that is incurred at the same time as Indebtedness under this paragraph.

     Limitation on Foreign Indebtedness

     The Company will not permit any Restricted Subsidiary of the Company which is not a Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness set forth in clauses
(i) through (x) and (xii) of the definition thereof unless (i) the Indebtedness is incurred, denominated and payable in the local currencies of the jurisdictions of the operations of the Restricted Subsidiary incurring such Indebtedness or of the business or the location of assets being acquired with the proceeds of such Indebtedness; provided, however, that any Indebtedness permitted to be incurred in a Western European currency pursuant to this clause (i) may be incurred in any Western European currency; provided, further, that any Restricted Subsidiary whose operations are located in Mexico can also incur Indebtedness denominated and payable in U.S. dollars, (ii) after giving effect to the incurrence of such Indebtedness and the receipt of the application of the proceeds thereof, (A) if, as a result of the incurrence of such Indebtedness such Restricted Subsidiary will become subject to any restriction or limitation on the payment of dividends or the making of other distributions, (I) the ratio of Foreign EBITDA to Foreign Interest Expense (determined on a pro forma basis for the last four fiscal quarters for which financial statements are available at the date of determination) is greater than 3.0 to 1 and (II) the ratio of the Company's Adjusted EBITDA to Consolidated Fixed Charges (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is greater than 2.0 to 1 if the Indebtedness is incurred prior to July 15, 1999 and 2.25 to 1 if the Indebtedness is incurred thereafter and (B) in any other case, the Company's Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is greater than 2.0 to 1 if the Indebtedness is incurred prior to July 15, 1999 and 2.25 to 1 if the Indebtedness is incurred thereafter, and (iii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

     In the event that any Indebtedness incurred pursuant to clause (ii)(B) of the foregoing paragraph is proposed to be amended, modified or otherwise supplemented such that the payment of dividends or the making of other distributions becomes subject in any manner to any restriction or limitation, the Company will not permit the Restricted Subsidiary to so amend, modify or supplement such Indebtedness unless such Indebtedness could be incurred pursuant to the terms of clause (ii)(A) of the foregoing paragraph.

     All calculations required under the prior two paragraphs hereof shall be made in a manner consistent with the calculations required under the covenant described under "Limitation on Additional Indebtedness."

     Limitation on Restricted Payments

     The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness"; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after July 2, 1996 does not exceed the sum of (1) $5.0 million plus (2) 50% of the Company's Consolidated Net Income (or in the event that such Consolidated Net Income shall be a deficit, minus 100% of such deficit) after July 2, 1996, plus
     (3) 100% of the aggregate Net Cash Proceeds from the issue or sale, after July 2, 1996, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     The provisions of this covenant shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) the retirement of any shares of Capital Stock of the Company or Indebtedness which is subordinated in right of payment to the Notes by conversion into, or by or in exchange for, shares of Capital

Stock (other than Disqualified Capital Stock), or out of, the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption, repayment or retirement of Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, by conversion into, or out of the Net Cash Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being redeemed, repaid or retired, (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Cash Proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock, or (v) the making of Investments in Unrestricted Subsidiaries and joint ventures, provided that the Net Investment therein made since July 2, 1996 shall not exceed an aggregate of $25 million and (vi) the making of Investments funded with the transfer of excess fixed assets no longer necessary in the conduct of the business of the Company and its Subsidiaries in an aggregate amount not to exceed $15 million; provided, however, that in calculating the aggregate amount of Restricted Payments made subsequent to July 2, 1996, the amount of Net Investments made pursuant to clauses (v) and (vi) shall be included in the calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Limitation on Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

     Limitation on Other Senior Subordinated Debt

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes and the Guarantees, as the case may be) that is both (i) subordinate in right of payment to any Senior Indebtedness of the Company or its Restricted Subsidiaries, as the case may be, and (ii) senior in right of payment to the Notes and the Guarantees, as the case may be. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the Notes and the Guarantees, as the case may be, if it is not explicitly subordinate in right of payment to Senior Indebtedness at least to the same extent as the Notes and the Guarantees, as the case may be, are subordinate to Senior Indebtedness.

     Limitations on Liens

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any Property of the Company or any Restricted Subsidiary, now owned or hereafter acquired, which secures Indebtedness pari passu with or subordinated to the Notes unless (i) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes.

     Limitation on Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the date the respective Notes were originally issued unless (i) such Affiliate Transaction is between or among the Company and its Wholly Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $2 million which is not permitted under clause
(i) above, the Company must obtain a resolution of the board of directors certifying that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $10 million which are not permitted under clause (i) above, the Company or such Restricted Subsidiary must obtain a written opinion as to the fairness of such a transaction from an independent investment banking firm.

     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under "Limitations on Restricted Payments" contained herein, (ii) reasonable and customary fees paid by the Company or its Restricted Subsidiaries to their respective directors or (iii) customary investment banking, underwriting, placement agent or financial advisor fees paid in connection with services rendered to the Company or its Subsidiaries.

     Limitation on Creation of Subsidiaries

     The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of the Indenture, (ii) a Restricted Subsidiary conducting a business similar or reasonably related to the business of the Company and its Subsidiaries as conducted on the date the respective Notes were originally issued, or (iii) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary which is a Domestic Subsidiary acquired or created pursuant to clause (ii) shall have executed a guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation, a supplement or amendment to the Indentures and opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary shall become a Guarantor. Neither the Company nor any of the Guarantors will transfer any assets to a Domestic Restricted Subsidiary which is not a Guarantor unless such Restricted Subsidiary simultaneously with such transfer executes a guarantee satisfactory in form and substance to the Trustee (together with the documentation referred to in the preceding sentence) pursuant to which such Restricted Subsidiary shall become a Guarantor. See "-- General."

     Limitation on Certain Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's board of directors, and evidenced by a board resolution); (ii) not less than 75% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or Temporary Cash Investments other than in the case where the Company or a Restricted Subsidiary is exchanging assets held by the Company or such Restricted Subsidiary for assets held by another Person, provided that any Investment received in such exchange would be permitted under clause (b) below; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay or purchase any then existing Senior Indebtedness of the Company or any Restricted Subsidiary within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale, provided that any such repayment shall result in a permanent reduction of the commitments, if any, thereunder in an amount equal to the principal amount so repaid; (b) second, to repurchase 11% Notes within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale, tendered pursuant to the offer to repurchase required under the terms of the 11% Notes Indenture; (c) third, with respect to the July Notes, to repurchase the June Notes within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale, tendered pursuant to the offer to repurchase required under the terms of the June Indentures; (d) fourth, to the extent of the balance of Asset Sale Proceeds after application as described in clauses
(a), (b) and, with respect to the July Notes, (c) above, to the extent the Company elects, to an investment in assets used or useful in businesses similar or reasonably related to the business of the Company or Restricted Subsidiary as conducted on the date the respective Notes were originally issued (either directly or indirectly through the purchase of Capital Stock or other securities of a Person holding such assets), provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds; and (e) fifth, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes.

     If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things: (1) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; and (3) the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased.

     Limitation on Common Stock of Subsidiaries

     The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Common Stock of a Restricted Subsidiary (other than under or in respect of the Amended Credit Agreement or under the terms of any Designated Senior Indebtedness and other than pledges of the Capital Stock of Restricted Subsidiaries that are not Guarantors securing Indebtedness of such Restricted Subsidiaries that are not Guarantors) or (ii) permit any of its Subsidiaries to issue any Common Stock, other than to the Company or a Wholly Owned Subsidiary of the Company. The foregoing restrictions shall not apply to an Asset Sale made in compliance with "Limitation on Certain Asset Sales."

     Payments for Consent

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indentures or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the June Notes or July Notes, as the case may be, which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

CHANGE OF CONTROL OFFER

     Within 20 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

     Within 20 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth therein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 business days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

          (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     The Indentures require that if the Amended Credit Agreement is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the preceding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all obligations under or in respect of the Amended Credit Agreement or offer to repay in full all obligations under or in respect of the Amended Credit Agreement and repay the obligations under or in respect of the Amended Credit Agreement of each lender who has accepted such offer or (ii) obtain the requisite consent under the Amended Credit Agreement to permit the repurchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (iii) under "Events of Default" below if not cured within 60 days after the notice required by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Company to purchase the Notes unless the Company is able at the time to refinance all of the obligations under or in respect of the Amended Credit Agreement or obtain requisite consents under the Amended Credit Agreement. Failure by the Company to make a Change of Control Offer when required by the Indentures constitutes a default under the Indentures and, if not cured within 60 days after notice, constitutes an Event of Default.

     The Indentures provide that, (A) if the Company or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Company or such Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (B) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under the Indentures.

     In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Company will not and will not permit any Guarantor to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company or the Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which the properties and assets of the Company or the Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, under the Notes and the Indentures, and the obligations under the Indentures shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness," provided that a Person that is a Guarantor may merge into the Company or another Person that is a Guarantor without complying with this clause (iii).

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

GUARANTEES

     The Notes will be guaranteed on a senior subordinated basis by the Guarantors. All payments pursuant to the Guarantees by the Guarantors are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor, to the same extent and in the same manner that all payments pursuant to the Notes are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indentures, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are directly or indirectly sold or all of its Capital Stock is directly or indirectly sold, in all such cases in a transaction in compliance with the covenant described under "Limitation on Certain Asset Sales," or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with "Merger, Consolidation or Sale of Assets," and such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

EVENTS OF DEFAULT

     The following events are defined in the Indentures as "Events of Default":

          (i) default in payment of any principal of, or premium, if any, on the June Notes or July Notes, as the case may be;

          (ii) default for 30 days in payment of any interest on the June Notes or July Notes, as the case may be;

          (iii) default by the Company or any Guarantor in the observance or performance of any other covenant (i) in the June Notes or the June Indenture (ii) or the July Notes or the July Indenture, as the case may be, for 60 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of such Notes then outstanding;

          (iv) default in the payment at final maturity of principal in an aggregate amount of $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or the acceleration of any such Indebtedness aggregating $10,000,000 or more which acceleration shall not be rescinded or annulled within 20 days after written notice as provided in the Indenture;

          (v) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10,000,000 shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

          (vi) certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary thereof.

     The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

     The Indentures provide that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the June Notes or the

July Notes, as the case may be, then outstanding may declare to be immediately due and payable the entire principal amount of all such Notes then outstanding plus accrued interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Amended Credit Agreement, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Amended Credit Agreement or five business days after receipt by the Company and the Representative of the holders of Senior Indebtedness under or in respect of the Amended Credit Agreement of notice of the acceleration of the Notes; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture governing such Notes. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

     The holders of a majority in principal amount of the June Notes or the July Notes, as the case may be, then outstanding shall have the right to waive any existing default or compliance with any provision of such Notes or the Indenture governing such Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in such Indenture.

     No holder of any Note will have any right to institute any proceeding with respect to the Indentures or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding June Notes or July Notes, as the case may be, shall have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of such outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indentures provide the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ("defeasance") or (b) to be released from their obligations with respect to the Notes under certain covenants contained in the Indentures and described above under "-- Certain Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indentures. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indentures) (i) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) to the effect that holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred which in the case of discharge only, must be based upon a private ruling concerning the Notes, a published ruling of the Internal Revenue Service or a change in applicable federal tax law.

MODIFICATION OF INDENTURE

     From time to time, the Company, the Guarantors and the Trustee may, without the consent of holders of the Notes, amend the Indentures or the Notes or supplement the Indentures for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any holder. The Indentures contain provisions permitting the Company, the Guarantors and the Trustee, with the consent of holders of at least a majority in principal amount of the outstanding Notes governed by such Indenture, to modify or supplement such Indenture or such Notes, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of such Notes whose holders must consent to an amendment, supplement, or waiver to such Indenture or such Notes,
(ii) reduce the rate of or change the time for payment of interest on any such Note, (iii) reduce the principal of or premium on or change the stated maturity of any such Note, (iv) make any such Note payable in money other than that stated in such Note or change the place of payment from New York, New York, (v) change the amount or time of any payment required by such Notes or reduce the premium payable upon any redemption of such Notes, or change the time before which no such redemption may be made, (vi) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any such Note, or (vii) take any other action otherwise prohibited by such Indenture to be taken without the consent of each holder affected thereby.

REPORTS TO HOLDERS

     So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the information required thereby to the Commission and to the holders of the Notes. The Indentures provide that even if the Company is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Notes, they will nonetheless continue to furnish such information to the Commission and holders of the Notes.

COMPLIANCE CERTIFICATE

     The Company will deliver to the Trustee on or before 100 days after the end of the Company's fiscal year and on or before 50 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

     The Trustee under the Indentures will be the Registrar and Paying Agent with regard to the Notes. The Indentures provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indentures. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indentures and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

     Holders of the Notes may transfer or exchange Notes in accordance with the Indenture governing such Notes. The Registrar under such Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by such Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

     The registered holder of a Note may be treated as the owner of it for all purposes.

REGISTRATION RIGHTS

     Holders of New Notes are not generally entitled to any registration rights with respect to such New Notes. Pursuant to the Registration Rights Agreement, dated as of June 30, 1997, by and among the Company, the Guarantors and the Initial Purchasers of the Old June Notes and the Registration Rights Agreement, dated as of July 22, 1997, by and among the Company, the Guarantors and the Initial Purchasers of the Old July Notes (collectively, the "Registration Rights Agreements"). Holders of Old Notes are entitled to certain registration rights. Under the Registration Rights Agreements, the Company agreed, for the benefit of the Holders of the Old Notes, that it will, at its cost, (i) within 60 days after the date such Notes were first issued, file a Registration Statement with the Commission with respect to the Exchange Offer, and (ii) within 120 days after the date such Notes were first issued, use its best efforts to cause the Registration Statement to be declared effective under the Securities Act. The registration statement of which this Prospectus is a part constitutes the Registration Statement.

     In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 150 days of the date such Notes were first issued, the Company will, at its own expense, (a) as promptly as practicable, file a Shelf Registration Statement, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its best efforts to keep effective the Shelf Registration Statement until two years after its effective date (subject to extension in certain circumstances), or such shorter period ending when all Old Notes covered by the Shelf Registration Statement have been sold thereunder (the "Effectiveness Period"). The Company will, in the event of the Shelf Registration Statement, provide to each Holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes.

     A Holder of the Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreements which are applicable to such a holder (including certain indemnification rights and obligations).

     In the event of a Registration Default under and as defined in the Registration Rights Agreements, the sole remedy available to Holders of the Old Notes will be the assessment of additional interest as follows: the per annum interest rate on the Old Notes will increase by 50 basis points; and the per annum interest rate will increase by an additional 25 basis points for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 200 basis points per annum in excess of 9 1/8% ("Additional Interest"). All Additional Interest will be payable to Holders of the Old Notes in cash on each January 15 and July 15, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Old Notes will refer to the interest rate originally borne by the Old Notes.

     The summary herein of certain provisions of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

CERTAIN DEFINITIONS

     Unless otherwise provided, set forth below is a summary of certain of the defined terms used in the covenants contained in both Indentures. Reference is made to the June Indenture and the July Indenture, respectively, for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "9 1/8% Notes" under the July Indenture means the June Notes.

     "9 1/8% Notes Indenture" under the July Indenture means the June Indenture, as such indenture may be amended, modified or supplemented from time to time.

     "11% Notes" under the July Indenture means the 11% Notes.

     "11% Notes Indenture" under the July Indenture means the Indenture, dated as of July 2, 1996, among the Company, the Guarantors and Comerica Bank, as Trustee, as such indenture may be amended, modified or supplemented from time to time.

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Adjusted EBITDA" means, for any Person, for any period, the EBITDA of such Person, plus any amounts excluded from the calculation of the Consolidated Net Income of such Person pursuant to clause (b) of the definition thereof.

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Senior Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date and
(y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Amended Credit Agreement" means the Amended Credit Agreement, dated as of June 30, 1997, among the Company, CIBC, as administrative agent, Merrill Capital, as documentation agent, and the lenders from time to time parties thereto, as such agreement may be amended, modified or supplemented from time to time or deferred, renewed, extended, refunded, refinanced, restructured or replaced from time to time in whole or in part (whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the Amended Credit Agreement or other credit agreements or otherwise).

     "Argosy" means CIBC WG Argosy Merchant Fund 2, L.L.C.

     "Asset Sale" means the sale, transfer or other disposition in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any business owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include (i) sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary, (ii) leases, conveyances or other transfers by the Company or a Restricted Subsidiary of Property to any Person as an Investment in such Person provided that the Company or such Restricted Subsidiary receives consideration at the time of such lease, conveyance or other transfer at least equal to the fair market value of such Property and such Investment is included in clause (v) of the second paragraph of "Limitation on Restricted Payments" contained herein.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

     "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value of the notes (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease Back Transaction (including any period for which such lease has been extended).

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (iii)(a), (iii)(b), (iii)(c) (with respect to the July Notes) or (iii)(d), and that have not been the basis for an Excess Proceeds Offer in accordance with clause (iii)(e), of the first paragraph of "Certain Covenants -- Limitation on Certain Asset Sales."

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of the total voting power of the Company's Common Stock,
(ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 30% of the total voting power of the Company's Common Stock, and either (A) the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or
(B) JLL is the beneficial owner of less than 20% of the total voting power of the Company's Common Stock, (iii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

     "Chase" means Chase Equity Associates, L.P.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Fixed Charges" means, with respect to any Person, the sum of a Person's (i) Consolidated Interest Expense, plus (ii) the product of (x) the aggregate amount of all dividends paid on Disqualified Capital Stock of the Company or on each series of preferred stock of each Subsidiary of such Person (other than dividends paid or payable in additional shares of preferred stock or to the Company or any of its Wholly-Owned Subsidiaries) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective combined federal, state and local tax rate of such Person (expressed as a decimal), in each case, for such four-quarter period.

     "Consolidated Interest Expense" means, with respect to any Person, for any period and without duplication, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to, (i) imputed interest included in Capitalized Lease Obligations, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (iii) net payments made in connection with Interest Rate Agreements, (iv) the interest portion of any deferred payment obligation, (v) amortization of discount or premium, if any, and (vi) all other non-cash interest expense (other than interest amortized to cost of sales)) plus all net capitalized interest for such period and all interest paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, and minus (i) net payments received in connection with Interest Rate Agreements and (ii) amortization of deferred financing costs and expenses.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income (before preferred stock dividends, if any) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded from Consolidated Net Income (a) the net income of any Person which under GAAP is not consolidated with the Person in question other than the amount of dividends or distributions paid to the Person in question or the Subsidiary,
(b) the net income of any Subsidiary of the Person in question, other than a Domestic Subsidiary, that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or the Indenture) to the extent of such restriction or limitation (provided that if any such restriction or limitation by its terms takes effect upon the occurrence of a default or an event of default, such exclusion shall become effective only upon the occurrence and during the continuance of such default or event of default), (c) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) any net gain or loss resulting from a sale of Property by the Person in question or any of its Subsidiaries other than in the ordinary course of business, (e) extraordinary gains and losses, (f) non-recurring gains, non-cash non-recurring losses and charges (including restructuring charges and costs) and, in the case of the Company, cash restructuring charges for any period prior to July 31, 1998, (g) any amounts received by the Company or a Restricted Subsidiary which are used to offset Investments pursuant to the terms of clause (ii) of the definition of "Net Investments" and (h) in the case of clauses (d), (e) and (f), the associated tax effects during such period.

     "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness (a) under or in respect of the Amended Credit Agreement, or (b) which at the time of determination exceeds $25 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, and (i) which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior

Indebtedness" by such Person and (ii) as to which the Trustee has been given written notice of such designation.

     "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Restricted Subsidiary of the Company or the Company, under which, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or Restricted Subsidiary, which provisions have substantially the same effect as the provisions of the Indenture described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions and, provided, further, that Capital Stock owned by the Company or any Restricted Subsidiary shall not constitute Disqualified Capital Stock.

     "Domestic" with respect to any Person shall mean a Person whose jurisdiction of incorporation or formation is the United States, any state thereof or the District of Columbia.

     "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period, plus (v) amortization for such period (including the amortization of deferred financing costs and expenses), plus (vi) any other non-cash items (including minority interests) reducing Consolidated Net Income for such period, plus (vii) non-recurring losses and charges (including restructuring charges and costs) whether cash or non-cash for such period to the extent not included in the calculation of Consolidated Net Income, minus (viii) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only.

     "Equity Offering" means an offering by the Company of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such common stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indenture" under the June Indenture means the Indenture, dated as of July 2, 1996, among the Company, the Guarantors and Comerica Bank, as Trustee, as such indenture may be amended, modified or supplemented from time to time.

     "Existing Notes" under the June Indenture means the 11% Notes.

     "Fixed Charge Coverage Ratio" of any Person means, with respect to any determination date, the ratio of (i) EBITDA for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date, to (ii) Consolidated Fixed Charges of such Person.

     "Foreign EBITDA" means, for any period, the aggregate of the EBITDA of each of the Company's Restricted Subsidiaries which are not Guarantors.

     "Foreign Interest Expense" means, for any period, the aggregate of the Consolidated Interest Expense of each of the Company's Restricted Subsidiaries which are not Guarantors.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations of others secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guarantees of obligations of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) in the case of the Company, Disqualified Capital Stock and, in the case of any Restricted Subsidiary, Preferred Stock, (vi) obligations of any such Person under any Interest Rate Agreement (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP) and (vii) Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness and Liens securing Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, directly or indirectly, any advance, account receivable, loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Issue Date" means the date the Notes governed by such Indenture are first issued by the Company and authenticated by the Trustee under such Indenture.

     "JLL" means Joseph, Littlejohn & Levy Fund II, L.P.

     "Lien" means with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Cash Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith, (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net cash proceeds received from the sale of such outstanding securities so exchanged, exercised, converted or surrendered (plus any additional amount required to be paid in cash by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith) and (c) in the case of any issuance of any Indebtedness by the Company or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

     "Net Investment" means the excess of (i) the aggregate amount of all Investments in Unrestricted Subsidiaries or joint ventures made by the Company or any Restricted Subsidiary on or after the Original Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the board of directors of the Company or such Restricted Subsidiary) over (ii) the sum of (A) the aggregate amount returned in cash on or with respect to such Investments whether through interest payments, principal payments, dividends or other distributions or payments and (B) the Net Cash Proceeds received by the Company or any Restricted Subsidiary or joint venture from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); provided, however, that with respect to all Investments made in any Unrestricted Subsidiary or joint venture the sum of clauses (A) and (B) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary.

     "Nomura" means Nomura Holding America, Inc.

     "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President, and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of such Indenture.

     "Original Issue Date" means (i) July 2, 1997, under the June Indenture and
(ii) July 16, 1997, under the July Indenture.

     "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an Event of Default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

     "Permitted Holders" means (i) JLL or any other fund controlled by Joseph Littlejohn & Levy, (ii) TSG, (iii) Argosy, (iv) Nomura and (v) Chase.

     "Permitted Indebtedness" means:

          (i) Indebtedness of the Company or any Domestic Restricted Subsidiary arising under or in respect of the Amended Credit Agreement in an aggregate amount (the "Permitted Credit Agreement Amount") not to exceed (A) $740,500,000, under the June Indenture and $590,500,000, under the July Indenture (which gives effect to the concurrent repayment of amounts outstanding under the Credit Agreement on the date the relevent Notes were first issued), less (B) any mandatory prepayments actually made thereunder (to the extent, in the case of payments of revolving credit Indebtedness, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder, in each case, after consummation of the Lemmerz Acquisition;

          (ii) Indebtedness under the Notes and the Guarantees;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date;

          (iv) Indebtedness incurred to finance the working capital requirements of the Western European operations of the Company's Restricted Subsidiaries pursuant to commitments outstanding on the Issue Date in an aggregate amount not to exceed $10 million (or, to the extent non-U.S. dollar denominated, the U.S. dollar equivalent thereof);

          (v) Indebtedness of Autokola not to exceed $35 million in principal amount in the aggregate which is incurred after the date the relevent Notes were first issued as a result of it becoming a Subsidiary of the Company;

          (vi) Indebtedness of the Company to any Domestic Restricted Subsidiary which is a Wholly Owned Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary provided that in the case of Indebtedness of a Domestic Restricted Subsidiary such Indebtedness is owed to another Domestic Restricted Subsidiary;

          (vii) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the Company's consolidated total assets as of the Company's most recent quarterly balance sheet;

          (viii) Interest Rate Agreements;

          (ix) additional Indebtedness of the Company and its Restricted Subsidiaries not to exceed $50 million in aggregate principal amount outstanding at any time;

          (x) Refinancing Indebtedness;

          (xi) Indebtedness incurred in accordance with the covenant described under "Limitation on Foreign Indebtedness"; and

          (xii) Indebtedness of the Company or its Subsidiaries which is denominated in a currency other than U.S. dollars, provided that (a) the U.S. dollar equivalent thereof on the date of incurrence (together with the U.S. dollar equivalent on such date of all other Indebtedness incurred under this clause (xii)) shall not exceed $80 million, and (b) on the last Business Day of each month, the sum of (1) the U.S. dollar equivalent of all Indebtedness outstanding under this clause (xii), and (2) the outstanding principal amount of Indebtedness under the Amended Credit Agreement, including reimbursement obligations in respect of letters of credit (in each case after giving effect to any currency hedging arrangements applicable thereto to which the Company or a Subsidiary of the Company is a party), shall not exceed the Permitted Credit Agreement Amount.

     "Permitted Investments" means, for any Person, Investments made on or after the date of the Indenture consisting of:

          (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

          (ii) Temporary Cash Investments;

          (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

          (iv) reasonable and customary loans made to employees not to exceed $1 million in the aggregate at any one time outstanding;

          (v) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale;

          (vi) Investments in Unrestricted Subsidiaries and joint ventures permitted under subclause (v) under the covenant described under "Limitation on Restricted Payments";

          (vii) Investments received in connection with the bankruptcy or reorganization of Persons having obligations in favor of the Company or its Subsidiaries (which obligations were incurred in the ordinary course), in settlement of such obligations; and

          (viii) Investment paid for in Common Stock of the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or its Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and any necessary premiums (including the amount of any premium reasonably determined by the Company or the applicable Restricted Subsidiary as necessary to accomplish such refunding, refinancing or extension) on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly Owned Subsidiary of the Company; provided, however, that any non-Domestic Restricted Subsidiary may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of the Company arising under or in respect of the Amended Credit Agreement in an aggregate amount not to exceed $20 million outstanding at any time; and, provided, further, that with respect to such Refinancing Indebtedness referred to in the previous provision, clauses (ii) and (iii) shall not apply and (vi) if such Indebtedness was incurred pursuant to the covenant described under "Limitation on Foreign Indebtedness" and does not contain any restriction or limitation on the payment of dividends or the making of other distributions then the Refinancing Indebtedness shall not contain any such limitation or restriction.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly Owned Subsidiary of the Company, excluding Disqualified Capital Stock), (iii) the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of, or the making of any principal payment on, any Indebtedness which is subordinated in right of payment to the Notes other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity (in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Net Investment by the Company therein and (vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined in good faith by the board of directors of the Company.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, charges, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing, guaranteeing or evidencing or otherwise entered into in connection with (a) all obligations, whether outstanding on the date the relevent Notes were first issued or thereafter incurred, of the Company owed to lenders under or in respect of the Amended Credit Agreement, (b) all obligations of the Company with respect to any Interest Rate Agreement, (c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Notes and (e) all deferrals, renewals, extensions, refundings, refinancings and restructurings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of the Company to any of its Subsidiaries,
(ii) (A) Indebtedness represented by the Notes, and the guarantees thereof under the June Indenture and (B) Indebtedness represented by the Notes, the 11% Notes and, in each case, the guarantees thereof, under the July Indenture, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (v) Indebtedness incurred in violation of the Indenture.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Temporary Cash Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in demand deposits or certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase; (iii) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of P-1 (or higher) according to Moody's Investors Service, Inc. or A-1 (or higher) according to Standard & Poor's Corporation; (iv) in the case of any non-Domestic Restricted Subsidiary,
Investments: (a) in direct obligations of the sovereign nation (or any agency thereof) in which such non-Domestic Restricted Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) or (b) of the type and maturity described in clauses (i) through (iii) above of foreign obligors, which Investments or obligors (of the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; or (v) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (iv).

     "TSG" means TSG Capital Fund II, L.P.

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth under "Limitation on Restricted Payments." The Trustee shall be given prompt notice by the Company of each resolution adopted by the board of directors of the Company under this provision, together with a copy of each such resolution adopted.

     "Western Europe" means, with respect to any jurisdictional matter, any of the twelve current member states of the European Community and Switzerland, Norway, Sweden, Finland, Austria and the Czech Republic (and "Western European" shall have a meaning correlative to the foregoing).

     "Wholly Owned Subsidiary" means any Restricted Subsidiary all of the outstanding voting securities (other than directors' qualifying shares or similar requirements of law in respect of non-Domestic Subsidiaries and other than shares of Lemmerz representing not more than .01% of the voting securities thereof) of which are owned, directly or indirectly, by the Company.

BOOK-ENTRY, DELIVERY AND FORM

     The Old Notes were offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes"). Old Notes also were offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes").

     Rule 144A Notes were initially issued in the form of two global notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). The Restricted Global Note was deposited upon issuance with the Trustee as custodian for the Depositary Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. Regulation S Notes were initially issued in the form of one global note in registered, global form without interest coupons (the "Regulation S Global Note," and, together with the Restricted Global Note, the "Global Notes"). The Regulation S Global Note was registered in the name of a nominee of DTC for credit to the accounts of Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL") and deposited with the Trustee as custodian for DTC.

     New Notes exchanged for Old Notes through the Book-Entry Transfer Facility may be represented by one or more Global Notes (the "New Global Notes"). One New Global Note will be issued with respect to each $200 million aggregate principal amount of the New Notes. The New Global Notes will be deposited on the date of the closing of the Exchange Offer (the "Closing Date") with the Trustee, as custodian of DTC and pursuant to a FAST Balance Certificate Agreement between the Trustee and DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Note Holder").

     New Notes exchanged for Old Notes which are in the form of registered definitive certificates (the "Certificated Notes") will be issued in the form of Certificated Notes. Such Certificated Notes may, unless the New Global Notes have previously been exchanged for Certificated Notes, be exchanged for an interest in the New Global Notes representing the principal amount of New Notes being transferred.

     Except as set forth below, the New Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the New Global Notes may not be exchanged for New Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes."

DEPOSITORY PROCEDURES

     DTC has advised the Company that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a New Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a New Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE NEW GLOBAL NOTES WILL NOT HAVE NEW NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NEW NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of (and premium, if any), and interest on, a New Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the New Notes, including the New Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect or accuracy of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the New Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the New Global Notes, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the New Global Notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the New Notes for all purposes.

     Except for trades in the New Notes involving only Euroclear and CEDEL participants, interests in the New Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between accountholders in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the New Notes described herein, cross-market transfers between the accountholders in DTC, on the one hand, and directly or indirectly through Euroclear or CEDEL accountholders, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterpart in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant New Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear accountholders and CEDEL accountholders may not deliver instructions directly to the depositories for Euroclear or CEDEL.

     Because of time zone differences, the securities account of a Euroclear or CEDEL accountholders purchasing an interest in a New Global Note from accountholders in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear or CEDEL) immediately following the settlement date of DTC. Cash received in Euroclear or CEDEL as a result of sales of interests in a New Global Note by or through an Euroclear or CEDEL accountholder to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account with DTC interests in the New Global Notes are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under "-- Exchange of Book Entry Notes for Certificated Notes" occur, DTC reserves the right to exchange the New Global Notes for New Notes in certificated form, and to distribute such New Notes to its Participants.

     The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the New Global Notes among accountholders in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Initial Purchasers or the Trustee nor any agent of the Company or Trustee will have any responsibility for the performance by DTC or their respective accountholders, Indirect Participants or accountholders of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

     A New Global Note is exchangeable for definitive New Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the New Global Note and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the New Notes in certificated form or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the New Notes. In all cases, certificated New Notes delivered in exchange for any New Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

                       DESCRIPTION OF OTHER INDEBTEDNESS

     The following summary description of certain indebtedness of the Company (other than the Notes) does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the 11% Indenture and the Amended Credit Agreement, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

AMENDED CREDIT AGREEMENT

     Pursuant to the Amended Credit Agreement (the "Amended Credit Agreement"), among the Company and the Managing Agents (as defined therein), the Managing Agents and a syndicate of lenders (the "Lenders") have agreed to lend to the Company up to $590.5 million in the form of a senior secured loan facility, such aggregate amount to be allocated among (i) a Tranche A-1 Term Loan Facility in an aggregate principal amount of $103.0 million (the "Tranche A-1 Facility"),
(ii) a Tranche A-2 Term Loan Facility in an aggregate principal amount of $100 million (the "Tranche A-2 Facility"), (iii) a Tranche B Term Loan Facility in an aggregate principal amount of $64.9 million (the "Tranche B Facility"), (iv) a Tranche C Term Loan Facility in an aggregate principal amount of $52.6 million (the "Tranche C Facility") (collectively, the "Term Loan Facilities"), and (v) up to $270 million in the form of a senior secured revolving credit facility (the "Revolving Credit Facility," and, together with the Term Loan Facilities, the "Loans").

     The following terms and descriptions of the Loans are based upon the terms set forth in the Amended Credit Agreement and related documents.

     Use of Proceeds; Maturity. The Tranche A-2 Facility was made available to the Company and its subsidiaries at the time of the Lemmerz Acquisition. The entire Tranche A-2 Facility was drawn in a single borrowing on July 1, 1997. Upon the consummation of the Lemmerz Acquisition (such date is referred to herein as the "Effective Time"), the Tranche A-1, B and C Term Loan Facilities were deemed to constitute continuations of the term loan facilities provided for in the existing Credit Agreement. The Revolving Credit Facility is available (including through the making of revolving loans and the issuance of letters of credit) for general corporate purposes of the Company and its subsidiaries. The Term Loan Facilities have maturity schedules as follows: (i) the Tranche A-1 and A-2 Facilities will mature on the sixth anniversary of the Effective Time, and will amortize in quarterly installments; (ii) the Tranche B Facility will mature on the seventh anniversary of the Effective Time, and will amortize in quarterly installments; and (iii) the Tranche C Facility will mature on the eighth anniversary of the Effective Time, and will amortize in quarterly installments. The Revolving Credit Facility will mature on the sixth anniversary of the Effective Time. The Amended Credit Agreement requires the Company to reduce the amount outstanding under the Revolving Credit Facility to $150 million during any consecutive thirty day period during each fiscal year.

     Prepayments; Reduction of Commitments. Loans under the Term Loan Facilities are required to be prepaid with (i) 75% of excess cash flow, (ii) 100% of the net cash proceeds of all non-ordinary-course asset sales or other dispositions of the property by the Company and its subsidiaries (including insurance and condemnation proceeds), subject to limited exceptions, and (iii) 100% of the net proceeds of issuances of debt obligations of the Company and its subsidiaries, subject to limited exceptions. Such mandatory prepayments and commitment reductions are first allocated pro rata among the Term Loan Facilities and second to commitments under the Revolving Credit Facility. Within the Term Loan Facilities such prepayments will be applied, with certain exceptions, pro rata to the remaining amortization payments under each such facility.

     Voluntary prepayments are permitted, in whole or in part, at the option of the Company, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders' redeployment costs in the case of prepayment of eurocurrency borrowings ("Eurocurrency Loans") other than on the last day of the relevant interest period. All Term Loan voluntary prepayments under the Term Loan Facilities are allocated pro rata among the Term Loan Facilities and, within each such Term Loan Facility, applied, with certain exceptions, pro rata to the remaining amortization payment under such Term Loan Facility.

     Interest. The interest rates under the Loans will, at the option of the Company, be based upon either an adjusted eurocurrency rate (the "Eurocurrency Rate") or the rate which is equal to the highest of CIBC's prime rate, the federal funds rate plus 1/2 of 1% and the base certificate of deposit rate plus 1% ("ABR") in each case plus an applicable margin based on the leverage ratio from time to time in effect. The applicable margin for ABR Loans ranges from 0% to 1.25%. For Revolving Credit and Tranche A-1 and A-2 Eurocurrency Loans the applicable margin ranges from 0.75% to 2.25%. For Tranche B Eurocurrency Loans the applicable margin ranges from 2.25% to 2.75% and for Tranche C Loans from 2.50% to 3.00%. Following the first anniversary of the Effective Time, the spreads above the Adjusted LIBOR and ABR set forth above will decrease in increments to be agreed upon if the Company satisfies performance tests to be agreed upon and no event of default under the Amended Credit Agreement exists.

     The Company may elect interest periods of 1, 2, 3 or 6 months for Eurocurrency Loans. Calculation of interest is calculated on the basis of actual number of days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest is payable at the end of each interest period and, in any event, at least every 3 months.

     Collateral and Guarantees. The Loans are guaranteed by the Company and certain of its existing and future domestic subsidiaries. The Loans are secured by a first priority lien in substantially all of the properties and assets of the Company and such respective domestic subsidiaries, now owned or acquired later, including a pledge of all of the shares of the Company's existing and future domestic subsidiaries and 65% of the shares of certain of the Company's existing and future foreign subsidiaries.

     Covenants. The Amended Credit Agreement contains covenants restricting the ability of the Company and its subsidiaries to, among others, (i) declare dividends or redeem or repurchase capital stock, (ii) prepay, redeem or purchase debt, (iii) incur liens and engage in sale-leaseback transactions, (iv) make loans and investments, (v) issue more debt, (vi) amend or otherwise alter debt and other material agreements, (vii) make capital expenditures, (viii) engage in mergers, acquisitions and asset sales, (ix) engage in transactions with affiliates and (x) alter the business it conducts. The Company must also make certain customary indemnifications of the Managing Agents and their respective agents and is required to comply with financial covenants with respect to (i) a maximum leverage ratio, (ii) a minimum interest coverage ratio and (iii) a minimum fixed charge coverage ratio. The Company is also required to make certain customary affirmative covenants.

     Events of Default. Events of default under the Amended Credit Agreement include but are not limited to (i) the Company's failure to pay principal or interest when due, (ii) the Company's material breach of any covenant, representation or warranty contained in the loan documents, (iii) customary cross-default provisions, (iv) events of bankruptcy, insolvency or dissolution of the Company or its subsidiaries, (v) the levy of certain judgments against the Company, its subsidiaries, or their assets, (vi) certain adverse events under ERISA plans of the Company or its subsidiaries, (vii) the actual or asserted invalidity of security documents or guarantees of the Company or its subsidiaries and (viii) a change of control of the Company.

     The preceding discussion of certain of the provisions of the Amended Credit Agreement is not intended to be exhaustive and is qualified in its entirety by reference to the provisions of the Amended Credit Agreement.

11% NOTES

     In July 1996, Hayes issued the 11% Notes, comprising $250.0 million aggregate principal amount of 11% Senior Subordinated Notes due 2006, in a public offering as part of the Motor Wheel Transactions. The 11% Notes are general unsecured obligations of the Company, are subordinated in right of payment to Senior Indebtedness of the Company and senior in right of payment to any current or future subordinated indebtedness of the Company. The 11% Notes are unconditionally guaranteed, on a senior subordinated basis, as to the payment of principal, premium, if any, and interest, jointly and severally by the Company's material Domestic Subsidiaries. Interest on the 11% Notes is payable in arrears on January 15 and July 15.

     The indenture governing the 11% Notes (the "11% Notes Indenture") limits, among other things: (i) the incurrence of additional domestic and foreign indebtedness, with certain exceptions; (ii) the making of any Restricted Payment (as defined in the 11% Notes Indenture); (iii) the incurrence of other senior subordinated debt; (iv) the create of certain liens; (v) entering into transactions with affiliates; (vi) the creation of subsidiaries; (vii) the sale of assets; (viii) the issuance of common stock of subsidiaries; and (ix) the merger, consolidation or sale of substantially all of the assets of the Company. The 11% Notes Indenture also provides that a holder of the 11% Notes may, under certain circumstances, have the right to require that the Company repurchase such holder's 11% Notes upon a change of control.

     The 11% Notes mature on July 15, 2006 and may not be redeemed prior to July 15, 2001, provided, however, that the Company may, at any time and from time to time prior to July 15, 1999, redeem up to 35% of the aggregate principal amount of the 11% Notes at a price equal to 110% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the date of redemption, with the Net Cash Proceeds (as defined in the 11% Notes Indenture) of one or more Equity Offerings (as defined in the 11% Notes Indenture) where the proceeds to the Company of any such Equity Offering at least $35.0 million. On or after July 15, 2001, the Company may, at its option, redeem the 11% Notes, in whole or in part, on at least 30 days' notice but not more than 60 days' notice to each holder of the 11% Notes to be redeemed at the prices set forth below, together with accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on July 15 of each year listed below:

               Year                 Percentage
               ----                 ----------
2001..............................   105.500%
2002..............................   103.667
2003..............................   101.833
2004 and thereafter...............   100.000

     The preceding discussion of the provisions of the 11% Notes and the 11% Notes Indenture is not intended to be exhaustive and is qualified in its entirety by reference to the 11% Notes and the 11% Notes Indenture.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain U.S. federal income tax considerations associated with the exchange of Old Notes for New Notes and the ownership and disposition of the New Notes by holders who acquire the New Notes pursuant to the Exchange Offer and who will hold the New Notes as "capital assets" (generally, property held for investment). The summary is based upon current laws, regulations, rulings and judicial decisions all of which are subject to change, possibly with retroactive effect. The discussion below does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in the context of their specific investment circumstances or certain types of holders subject to special treatment under such laws (for example, financial institutions and tax-exempt organizations). In addition, the discussion does not address any aspect of state, local or foreign taxation.

     For purposes of this discussion, a "U.S. Holder" is an individual who is a citizen or resident of the United States, a corporation, a partnership or other entity created under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income taxation without regard to the source of income, or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. The term "non-U.S. Holder" means a beneficial owner of the New Notes who is not a U.S. Holder.

     PROSPECTIVE HOLDERS OF THE NEW NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAW.

EXCHANGE OF NOTES

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an exchange or other taxable event for U.S. federal income tax purposes because, under United States Treasury regulations, the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to holders who exchange Old

Notes for New Notes pursuant to the Exchange Offer and any such holder will have the same tax basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

U.S. HOLDERS

     Interest payable on the New Notes will be includible in the income of a U.S. Holder in accordance with such holder's regular method of accounting. If a New Note is redeemed, sold or otherwise disposed of, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such New Note (to the extent such amount does not represent accrued but unpaid interest) and such holder's tax basis in the New Note. Subject to the market discount rules discussed below, such gain or loss will be capital gain or loss and will be long-term if the holder has a holding period for the New Note (which would include the holding period of the Old Notes) of more than one year at the time of the disposition. In certain circumstances, U.S. Holders that are individuals may be entitled to preferential treatment for net long-term capital gains, including, as a result of recently enacted legislation, in the case of a capital asset that has been held for more than 18 months at the time of the disposition.

     Under the market discount rules of the Internal Revenue Code of 1986, as amended (the "Code"), a holder (other than a holder who made the election described below) who purchased an Old Note with "market discount" (generally defined as the amount by which the stated redemption price at maturity of the Old Note exceeds the holder's purchase price) will be required to treat any gain recognized on the redemption, sale or other disposition of the New Note received in the exchange as ordinary income to the extent of the market discount that accrued during the holding period of such New Note (which would include the holding period of the Old Note). A holder who has elected under applicable Code provisions to include market discount in income as such discount accrues will not, however, be required to treat any gain recognized as ordinary income under these rules. Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under these provisions.

NON-U.S. HOLDERS

     An investment in the New Notes by a non-U.S. Holder generally will not give rise to any U.S. federal income tax consequences, unless the interest received or any gain recognized on the sale, redemption or other disposition of the New Notes by such holder is treated as effectively connected with the conduct by such holder of a trade or business in the United States, or, in the case of gains derived by an individual such individual is present in the United States for 183 days or more and certain other requirements are met, and certain identification requirements are met.

                              PLAN OF DISTRIBUTION

     Each broker-dealer who holds Old Notes for its own account as a result of market making activities or other trading activities and who receives New Notes in exchange for Old Notes pursuant to the Exchange Offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemental from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market making activities or other trading activities. The Company acknowledges and each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in a distribution of New Notes. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

     The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the issuance of the New Notes will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP.

                                    EXPERTS

     The consolidated financial statements of Hayes Wheels International, Inc. and subsidiaries as of January 31, 1997 and 1996 and for each of the years in the three-year period ended January 31, 1997 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Lemmerz Holding GmbH and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the two-year period ended December 31, 1996 have been incorporated by reference herein in reliance upon the report of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of MWC Holdings, Inc. at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 have been incorporated by reference herein and have been audited by Ernst & Young LLP, independent auditors, as set forth in their report and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

======================================================

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----

Incorporation of Certain Documents by
  Reference...........................    2

Available Information.................    2

Prospectus Summary....................    4

Risk Factors..........................   15

The Exchange Offer....................   20

Description of the Notes..............   27

Description of Other Indebtedness.....   54

Certain Federal Income Tax
  Considerations......................   56

Plan of Distribution..................   57

Legal Matters.........................   58

Experts...............................   58

   UNTIL           (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) DEALERS AFFECTING
TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS OBLIGATION IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

======================================================

======================================================

                        HAYES WHEELS INTERNATIONAL, INC.

                    [HAYES WHEELS INTERNATIONAL, INC. LOGO]

                                  $250,000,000
                   9 1/8% SERIES B SENIOR SUBORDINATED NOTES
                                    DUE 2007

                                  $150,000,000
                   9 1/8% SERIES B SENIOR SUBORDINATED NOTES
                                    DUE 2007

                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                          , 1997

             ======================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Each of the Registrants has by-law or code of regulation provisions providing that the Registrants shall indemnify their directors, officers, employees or agents to the fullest extent permitted by law. Set forth below are descriptions of the laws of the applicable states of incorporation of the Registrants. These descriptions are intended only as summaries and are qualified in their entirety by reference to the applicable laws.

          (a) State of Delaware for Hayes Wheels International, Inc., Hayes Wheels International -- California, Inc., Hayes Wheels International -- Georgia, Inc., Hayes Wheels International -- Indiana, Inc., Hayes Wheels International -- Mexico, Inc., and MWC Acquisition Sub, Inc.

             Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses, costs and fees (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery, or the court in which such action or suit was brought, shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Company's By-Laws provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the DGCL. The Company has purchased insurance on behalf of the present and former directors and officers of the Company and its subsidiaries against liabilities asserted against or incurred by them in such capacity or arising out of their status as such.

     The Company has entered into indemnification agreements with each of its directors pursuant to which the Company has agreed to indemnify such individuals to the fullest extent permitted under Delaware law.

          (b) State of Michigan for Hayes Wheels International -- Michigan, Inc.

             The Michigan Business Corporation Act, as amended (the "MBCA"), provides that a Michigan corporation, such as Hayes Wheels International -- Michigan, Inc., may indemnify a director, officer, employee or agent of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) involving the person indemnified by reason of the fact that the person indemnified is or was a director, officer, employee or agent of the corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The MBCA also provides that in derivative actions, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by the person indemnified to the extent that the person indemnified is successful on the merits or otherwise in any such action, suit or proceeding or in the defense of any claim, issue or matter therein. Under the MBCA, no indemnification shall be made with respect to any claim, issue or matter as to which the person indemnified shall have been adjudged to be liable to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the person indemnified is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper. The MBCA also generally permits the advancement of reasonable expenses and empowers the corporation to purchase and maintain directors' and officers' insurance.

          (c) State of Ohio for Motor Wheel Corporation

             The Ohio Revised Code provides that a Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee of the company or agent of such company, or is or was serving at the request of the company as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise.

ITEM 21.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.                          DESCRIPTION
-----------                          -----------


   1.1       Purchase Agreement, dated June 19, 1997, by and among the
             Company, the Subsidiary Guarantors and CIBC Wood Gundy
             Securities Corp., Merrill Lynch, Pierce, Fenner & Smith
             Incorporated, Bear, Stearns & Co. Inc., Morgan Stanley & Co.
             Inc. and Salomon Brothers Inc.
   1.2       Purchase Agreement, dated July 16, 1997 by and among the
             Company, the Subsidiary Guarantors, CIBC Wood Gundy
             Securities Corp. and Merrill Lynch, Pierce, Fenner & Smith
             Incorporated.
 **2.1       Agreement and Plan of Merger, dated as of March 28, 1996, by and between the Company and MWC Holdings, Inc. (incorporated by reference to Exhibit 2 of the Company's Current Report on
             Form 8-K, dated March 28, 1996).
 **2.2       Purchase Agreement among the Company, Cromodora Wheels
             S.p.A., Lemmerz Holding GmbH and the Shareholders of Lemmerz
             Holding Gmbh, dated as of June 6, 1997 (incorporated by
             reference to Exhibit 2 of the Company's Current Report on
             Form 8-K, dated June 6, 1997).
 **4.1       Indenture between the Company, the Guarantors and The Bank of New York, as Trustee, relating to the June Notes
             including the form of Note therein (incorporated by
             reference to Exhibit 4.1 of the Company's Current Report on
             Form 8-K, dated June 30, 1997).
   4.2       Indenture between the Company, the Guarantors and The Bank of New York, as Trustee, relating to the July Notes
             including the form of Note therein.
   4.3       Registration Rights Agreement, dated as of June 30, 1997, by and among the Company, the Guarantors and the Initial
             Purchasers.
   4.4       Registration Rights Agreement, dated as of July 22, 1997, by and among the Company, the Guarantors and the Initial
             Purchasers.
 **4.5       Form of June Notes (included in Exhibit 4.1).
   4.6       Form of July Notes (included in Exhibit 4.2).
 **4.7       Indenture between the Company and Comerica Bank, as Trustee, relating to the 11% Notes (incorporated by reference to
             Exhibit 4.2 of the Company's Form S-3, File No. 333-03813.
  +5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
             the legality of the securities being registered hereby.
**10.1       Amended and Restated Credit Agreement among the Company and the Lenders thereunder, dated as of June 30, 1997
             (incorporated by reference to Exhibit 10.1 of the Company's
             Current Report on Form 8-K, dated June 30, 1997).
  12.1       Ratio of Earnings to Fixed Charges.
  23.1       Consent of KPMG Peat Marwick LLP.
  23.2       Consent of KPMG Deutsche Treuhand -- Gesellschaft
             Aktiengesellschaft Wirtschaftsprufungsgesellschaft.
  23.3       Consent of Ernst & Young LLP.
 +23.4       Consent of Skadden, Arps, Slate, Meagher & Flom LLP
             (included in Exhibit 5.1).
  24         Powers of Attorney (included in the signature pages to the
             Registration Statement).
  25.1       Form T-1 Statement of Eligibility of Trustee with respect to the June Notes.
  25.2       Form T-1 Statement of Eligibility of Trustee with respect to the July Notes.
 +99.1       Form of Letter of Transmittal.
 +99.2       Form of Notice of Guaranteed Delivery.
 +99.3       Form of Letter to Brokers, Dealers, Commercial Banks, Trust
             Companies and Other Nominees.
 +99.4       Form of Letter to Clients.

-------------------------
**   Previously filed.
+    To be filed by an amendment to this Registration Statement.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrants hereby undertake to file an application for the purposes of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the TIA in accordance with the rules and regulation prescribed by the Commission under Section 305(b)(2) of the TIA.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of August 25, 1997.

                                          HAYES WHEELS INTERNATIONAL, INC.

                                          By:    /s/ DANIEL M. SANDBERG

                                            ------------------------------------
                                                     Daniel M. Sandberg
                                                 Vice President and General
                                                          Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Daniel M. Sandberg and William D. Shovers, and each of them, as attorney-in-fact and agents, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

/s/ RANKO CUCUZ
---------------------------------------------------  Chairman of the Board, President
Ranko Cucuz                                            and Chief Executive Officer      August 25, 1997

/s/ WILLIAM D. SHOVERS                               Vice President, Chief Financial
---------------------------------------------------    Officer and Principal
William D. Shovers                                     Accounting Officer               August 25, 1997

/s/ CLEVELAND A. CHRISTOPHE
---------------------------------------------------
Cleveland A. Christophe                              Director                           August 25, 1997

/s/ TIMOTHY J. CLARK
---------------------------------------------------
Timothy J. Clark                                     Director                           August 25, 1997

/s/ ANDREW R. HEYER
---------------------------------------------------
Andrew R. Heyer                                      Director                           August 25, 1997

/s/ PETER A. JOSEPH
---------------------------------------------------
Peter A. Joseph                                      Director                           August 25, 1997


                     SIGNATURE                                         TITLE                           DATE
                     ---------                                         -----                           ----
/s/ HORST KUKWA-LEMMERZ
---------------------------------------------------
Horst Kukwa-Lemmerz                                  Director                                      August 25, 1997

/s/ PAUL S. LEVY
---------------------------------------------------
Paul S. Levy                                         Director                                      August 25, 1997

/s/ WIENAND MEILICKE
---------------------------------------------------
Wienand Meilicke                                     Director                                      August 25, 1997

/s/ JOHN S. RODEWIG
---------------------------------------------------
John S. Rodewig                                      Director                                      August 25, 1997

/s/ DAVID Y. YING
---------------------------------------------------
David Y. Ying                                        Director                                      August 25, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of August 25, 1997.

                                          HAYES WHEELS INTERNATIONAL --
                                          CALIFORNIA, INC.

                                          By:    /s/ DANIEL M. SANDBERG

                                            ------------------------------------
                                                     Daniel M. Sandberg
                                                       Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Daniel M. Sandberg and William D. Shovers, and each of them, as attorney-in-fact and agents, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

/s/ RANKO CUCUZ
---------------------------------------------------
Ranko Cucuz                                          Director                           August 25, 1997

/s/ WILLIAM D. SHOVERS
---------------------------------------------------
William D. Shovers                                   Director                           August 25, 1997

/s/ RONALD L. KOLAKOWSKI
---------------------------------------------------
Ronald L. Kolakowski                                 Director                           August 25, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of August 25, 1997.

                                          HAYES WHEELS INTERNATIONAL --
                                          GEORGIA, INC.

                                          By:    /s/ DANIEL M. SANDBERG

                                            ------------------------------------
                                                     Daniel M. Sandberg
                                                       Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Daniel M. Sandberg and William D. Shovers, and each of them, as attorney-in-fact and agents, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

/s/ RANKO CUCUZ
---------------------------------------------------
Ranko Cucuz                                          Director                           August 25, 1997

/s/ WILLIAM D. SHOVERS
---------------------------------------------------
William D. Shovers                                   Director                           August 25, 1997

/s/ RONALD L. KOLAKOWSKI
---------------------------------------------------
Ronald L. Kolakowski                                 Director                           August 25, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of August 25, 1997.

                                          HAYES WHEELS INTERNATIONAL --
                                          INDIANA, INC.

                                          By:    /s/ DANIEL M. SANDBERG

                                            ------------------------------------
                                                     Daniel M. Sandberg
                                                       Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Daniel M. Sandberg and William D. Shovers, and each of them, as attorney-in-fact and agents, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

/s/ RANKO CUCUZ
---------------------------------------------------
Ranko Cucuz                                          Director                           August 25, 1997

/s/ WILLIAM D. SHOVERS
---------------------------------------------------
William D. Shovers                                   Director                           August 25, 1997

/s/ RONALD L. KOLAKOWSKI
---------------------------------------------------
Ronald L. Kolakowski                                 Director                           August 25, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of August 25, 1997.

                                          HAYES WHEELS INTERNATIONAL --
                                          MEXICO, INC.

                                          By:    /s/ DANIEL M. SANDBERG

                                            ------------------------------------
                                                     Daniel M. Sandberg
                                                       Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Daniel M. Sandberg and William D. Shovers, and each of them, as attorney-in-fact and agents, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

/s/ RANKO CUCUZ
---------------------------------------------------
Ranko Cucuz                                          Director                           August 25, 1997

/s/ WILLIAM D. SHOVERS
---------------------------------------------------
William D. Shovers                                   Director                           August 25, 1997

/s/ DANIEL M. SANDBERG
---------------------------------------------------
Daniel M. Sandberg                                   Director                           August 25, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of August 25, 1997.

                                          HAYES WHEELS INTERNATIONAL --
                                          MICHIGAN, INC.

                                          By:    /s/ DANIEL M. SANDBERG

                                            ------------------------------------
                                                     Daniel M. Sandberg
                                                       Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Daniel M. Sandberg and William D. Shovers, and each of them, as attorney-in-fact and agents, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

/s/ RANKO CUCUZ
---------------------------------------------------
Ranko Cucuz                                          Director                           August 25, 1997

/s/ WILLIAM D. SHOVERS
---------------------------------------------------
William D. Shovers                                   Director                           August 25, 1997

/s/ RONALD L. KOLAKOWSKI
---------------------------------------------------
Ronald L. Kolakowski                                 Director                           August 25, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of August 25, 1997.

                                          MOTOR WHEEL CORPORATION

                                          By:    /s/ DANIEL M. SANDBERG

                                            ------------------------------------
                                                     Daniel M. Sandberg
                                                       Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Daniel M. Sandberg and William D. Shovers, and each of them, as attorney-in-fact and agents, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

/s/ RANKO CUCUZ
---------------------------------------------------
Ranko Cucuz                                          Director                           August 25, 1997

/s/ WILLIAM D. SHOVERS
---------------------------------------------------
William D. Shovers                                   Director                           August 25, 1997

/s/ DANIEL M. SANDBERG
---------------------------------------------------
Daniel M. Sandberg                                   Director                           August 25, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Romulus, State of Michigan, on the date of August 25, 1997.

                                          MWC ACQUISITION SUB, INC.

                                          By:    /s/ DANIEL M. SANDBERG

                                            ------------------------------------
                                                     Daniel M. Sandberg
                                                       Vice President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Daniel M. Sandberg and William D. Shovers, and each of them, as attorney-in-fact and agents, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

/s/ RANKO CUCUZ
---------------------------------------------------
Ranko Cucuz                                          Director                           August 25, 1997

/s/ WILLIAM D. SHOVERS
---------------------------------------------------
William D. Shovers                                   Director                           August 25, 1997

/s/ DANIEL M. SANDBERG
---------------------------------------------------
Daniel M. Sandberg                                   Director                           August 25, 1997

                                 EXHIBIT INDEX

EXHIBIT NO.                          DESCRIPTION
-----------                          -----------


   1.1       Purchase Agreement, dated June 19, 1997, by and among the
             Company, the Subsidiary Guarantors and CIBC Wood Gundy
             Securities Corp., Merrill Lynch, Pierce, Fenner & Smith
             Incorporated, Bear, Stearns & Co. Inc., Morgan Stanley & Co.
             Inc. and Salomon Brothers Inc.
   1.2       Purchase Agreement, dated July 16, 1997 by and among the
             Company, the Subsidiary Guarantors, CIBC Wood Gundy
             Securities Corp. and Merrill Lynch, Pierce, Fenner & Smith
             Incorporated.
 **2.1       Agreement and Plan of Merger, dated as of March 28, 1996, by and between the Company and MWC Holdings, Inc. (incorporated by reference to Exhibit 2 of the Company's Current Report on
             Form 8-K, dated March 28, 1996).
 **2.2       Purchase Agreement among the Company, Cromodora Wheels
             S.p.A., Lemmerz Holding GmbH and the Shareholders of Lemmerz
             Holding Gmbh, dated as of June 6, 1997 (incorporated by
             reference to Exhibit 2 of the Company's Current Report on
             Form 8-K, dated June 6, 1997).
 **4.1       Indenture between the Company, the Guarantors and The Bank of New York, as Trustee, relating to the June Notes
             including the form of Note therein (incorporated by
             reference to Exhibit 4.1 of the Company's Current Report on
             Form 8-K, dated June 30, 1997).
   4.2       Indenture between the Company, the Guarantors and The Bank of New York, as Trustee, relating to the July Notes
             including the form of Note therein.
   4.3       Registration Rights Agreement, dated as of June 30, 1997, by and among the Company, the Guarantors and the Initial
             Purchasers.
   4.4       Registration Rights Agreement, dated as of July 22, 1997, by and among the Company, the Guarantors and the Initial
             Purchasers.
 **4.5       Form of June Notes (included in Exhibit 4.1).
   4.6       Form of July Notes (included in Exhibit 4.2).
 **4.7       Indenture between the Company and Comerica Bank, as Trustee, relating to the 11% Notes (incorporated by reference to
             Exhibit 4.2 of the Company's Form S-3, File No. 333-03813.
  +5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
             the legality of the securities being registered hereby.
**10.1       Amended and Restated Credit Agreement among the Company and the Lenders thereunder, dated as of June 30, 1997
             (incorporated by reference to Exhibit 10.1 of the Company's
             Current Report on Form 8-K, dated June 30, 1997).
  12.1       Ratio of Earnings to Fixed Charges.
  23.1       Consent of KPMG Peat Marwick LLP.
  23.2       Consent of KPMG Deutsche Treuhand -- Gesellschaft
             Aktiengesellschaft Wirtschaftsprufungsgesellschaft.
  23.3       Consent of Ernst & Young LLP.
 +23.4       Consent of Skadden, Arps, Slate, Meagher & Flom LLP
             (included in Exhibit 5.1).
  24         Powers of Attorney (included in the signature pages to the
             Registration Statement).
  25.1       Form T-1 Statement of Eligibility of Trustee with respect to the June Notes.
  25.2       Form T-1 Statement of Eligibility of Trustee with respect to the July Notes.
 +99.1       Form of Letter of Transmittal.
 +99.2       Form of Notice of Guaranteed Delivery.

EXHIBIT NO.                          DESCRIPTION
-----------                          -----------
 +99.3       Form of Letter to Brokers, Dealers, Commercial Banks, Trust
             Companies and Other Nominees.
 +99.4       Form of Lett to Clients.

-------------------------
**   Previously filed.

+    To be filed by an amendment to this Registration Statement.